                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]  Definitive Information Statement

                            RESIDENTIAL RESALES, INC.
              (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------

2.  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------

4.  Proposed aggregate offering price:

-------------------------------------------------------------------

5.  Total fee paid:
-------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:

---------------------------------------------------------------------

   2.  Form, schedule, or registration statement number:

---------------------------------------------------------------------

   3.  Filing party:

---------------------------------------------------------------------

   4.  Date filed:

---------------------------------------------------------------------

                            Residential Resales, Inc.
                              1400 Technology Drive
                          Harrisonburg, Virginia 22802

To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on March 19, 2004 that our board of directors has adopted, and that the holders of a majority of our outstanding shares of common stock, par value $0.001 per share ("Common Stock"), have indicated their intent to vote in favor of, resolutions which will approve the merger of Residential Resales, Inc. with and into its wholly owned subsidiary, New Media Lottery Services, Inc., thereby changing the domicile of our company from the State of Florida to the Commonwealth of Virginia and the company's name.

     This Information Statement is being furnished to you as required by Section 14(c) of the Securities Exchange Act of 1934, as amended, and Section 607.0704 of the Florida Business Corporation Act which provides that a Florida corporation advise all shareholders within ten days after obtaining the written consent to corporate action of persons holding a majority of a corporation's outstanding shares of capital stock, that the corporation afford notice of such actions to those shareholders who have not consented in writing or who are not entitled to vote on the action.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

     This information statement is being mailed on or about May 17, 2004 to all stockholders of record as of March 19, 2004.

     We appreciate your continued interest in our company.

                                         Very truly yours,

                                         /s/ Nathan H. Miller
                                         ----------------------------------
                                             Nathan H. Miller, President

                              INFORMATION STATEMENT

                            Residential Resales, Inc.
                              1400 Technology Drive
                          Harrisonburg, Virginia 22802

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

     This Information Statement Proxy Statement is being furnished pursuant to
Section 14(c) of the Securities Exchange Act of 1934, as amended, and Section
607.0704 of the Florida Business Corporation Act, at the direction and on behalf of the Board of Directors of Residential Resales, Inc., a Florida corporation (the "Company"), to those holders of the Company's outstanding shares of common stock, par value $0.001 per share ("Residential Resales Common Stock"), at the close of business on March 19, 2004 ("Record Date") who were not solicited by the Board to consent to the corporate actions described herein.

     The Company's Board of Directors has unanimously adopted resolutions approving an Agreement and Plan of Merger whereby Residential Resales, Inc. will merge with and into its wholly owned subsidiary New Media Lottery Services, Inc., a Virginia corporation (the "Merger"). We are taking this action in order to affect a change of domicile of the Company from Florida to Virginia (the "Reincorporation") and a change in the corporate name from Residential Resales, Inc. to New Media Lottery Services, Inc. The Company is advised that the holders of approximately 80% of the outstanding shares of Residential Resales Common Stock will consent to the foregoing actions.

     The Merger and Reincorporation will occur no earlier than June 7, 2004, a date that is twenty days after we mail this Information Statement to shareholders.

     This Information Statement will be mailed on or about May 17, 2004. The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.


                                     SUMMARY

     This summary highlights information that may be found in greater detail elsewhere in this Information Statement. In this summary, the Company has attempted to describe those matters which the Company believes will be of the greatest importance to you in understanding the various transactions. This summary may not, however, contain all information that is important to you. For that reason, the Company urges you to read this document carefully in its entirety, including the Exhibits to this document and the additional documents we refer you to under "WHERE YOU CAN FIND MORE INFORMATION" on Page 20.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

     WHY AM I RECEIVING THIS INFORMATION STATEMENT?

     This Information Statement provides notice to stockholders of Residential Resales, Inc. of actions to be taken by written consent by the holders of a majority of the outstanding shares of Residential Resales Common Stock.

     WHAT ACTION DID THE MAJORITY STOCKHOLDERS OF RESIDENTIAL RESALES APPROVE?

     Holders of approximately 80% of the outstanding shares of Residential Resales Common Stock have advised the Company that they will approve resolutions by which Residential Resales will merge with and into its wholly owned subsidiary, New Media Lottery Services, a Virginia corporation formed for the sole purpose of changing the Company's domicile from Florida to Virginia. By approving the Reincorporation, these shareholders also have authorized the change of corporate name to New Media Lottery Services.

     WHY IS THE COMPANY REINCORPORATING FROM FLORIDA TO VIRGINIA?

     The Board of Directors of Residential Resales believes that changing the Company's domicile from Florida into Virginia and concurrently changing its name are in the best interests of the shareholders because the Company's principal executive offices are located in Virginia and the Company currently engages in lottery management and service operations and no longer has any interest in the real estate industry. A description of the Company's business operations, along with audited financial statements, is included in its report on Form 8-K as filed with the Securities and Exchange Commission on April 8, 2004, a copy of which is attached as Exhibit A hereto.

     HOW WILL THE COMPANY REINCORPORATE FROM FLORIDA TO VIRGINIA?

     Approximately twenty days after it files a Definitive Information Statement with the Securities and Exchange Commission, Residential Resales, Inc., the Florida corporation, and New Media Lottery Services, Inc., the Virginia corporation, will enter into an Agreement and Plan of Merger which provides for the merger ("Merger") of Residential Resales into New Media Lottery Services, a copy of which is attached hereto as Exhibit B ("Merger Agreement"). Upon the signing of the Merger Agreement and after making appropriate filings with the State of Florida and the Commonwealth of Virginia, the separate corporate existence of Residential Resales will cease and New Media Lottery Services will be the surviving corporation and will have assumed all of Residential Resales' business operations, assets and liabilities, and all of its rights and obligations.

     WHAT EFFECT WILL THE REINCORPORATION HAVE ON THE COMPANY?

     After the Merger:

     o    Residential Resales, the Florida corporation, will cease to exist;

     o New Media Lottery Services, the Virginia corporation, will continue to operate the business of Residential Resales under the name "New Media Lottery Services, Inc.";

     o the shareholders of Residential Resales will automatically become the shareholders of New Media Lottery Services;

     o New Media Lottery Services will have the same directors and executive officers as Residential Resales prior to the effective date of the Merger;

     o New Media Lottery Services will have the same address and telephone number as Residential Resales prior to the effective date of the Merger; and

     o New Media Lottery Services, Inc. will assume Residential Resales' reporting requirements under the Securities Exchange Act of 1934, as amended.

     WHAT EFFECT WILL THE MERGER AND REINCORPORATION HAVE ON MY SHARES OF COMMON STOCK OF RESIDENTIAL RESALES, INC.?

     In accordance with the Merger Agreement, each share of Residential Resales Common Stock outstanding on the date of the Merger will automatically be changed and converted into one fully paid and nonassessable, issued and outstanding share of common stock of New Media Lottery Services, Inc. After the Merger:

     o persons holding shares of Residential Resales Common Stock will own the same number and percentage of shares of New Media Lottery Services as they did in Residential Resales;

     o the shareholders of Residential Resales will have rights as shareholders of New Media Lottery Services and no longer as shareholders of Residential Resales; and

     o the rights of the company's shareholders will be governed by Virginia law and New Media Lottery Services' Articles of Incorporation and By-Laws, rather than by Florida law or Residential Resales Articles of Incorporation and By-Laws.

     WHAT CAN I DO IF I DO NOT AGREE WITH THE MERGER?

     Under the Florida Business Corporation Law, the Merger is a type of transaction that affords holders of Residential Resales Common Stock the right to dissent to the transaction and exercise their appraisal rights to receive the fair value of their shares of Residential Resales Common Stock. This Information Statement describes the procedure by which a holder of shares of Residential Resales Common Stock may dissent to the Merger, exercise his appraisal rights and obtain payment of the fair value of his shares of Residential Resales Common Stock. Please read carefully the section titled "ITEM NO. 1 REINCORPORATION IN THE COMMONWEALTH OF VIRGINIA AND CHANGE OF CORPORATE NAME-Appraisal Rights" for a description of the manner in which holders of Residential Resales Common Stock may exercise their appraisal rights under Florida law.

     HOW DO I OBTAIN CERTIFICATES FOR SHARES OF NEW MEDIA LOTTERY SERVICES, INC.'S COMMON STOCK?

     After the Merger becomes effective, management of New Media Lottery Services will furnish to each shareholder appropriate forms by which they can exchange their certificates representing shares of Residential Resales for certificates representing shares of common stock of New Media Lottery Services. Persons who dissent to the Merger and exercise their appraisal rights as to Residential Resales Common Stock under Florida law, will not receive certificates for the shares of common stock of New Media Lottery Services.

     WHAT DO I NEED TO DO IN CONNECTION WITH THIS INFORMATION STATEMENT?

     No shareholder action need be taken. This Information Statement merely provides notice to those holders of shares of Residential Resales Common Stock who were not solicited by the Board to consent to the corporate actions described herein of the actions taken by the Board and to be taken by the holders of a majority of the outstanding shares of Residential Resales Common Stock. No vote or proxy is required, and Residential Resales is not requesting shareholders to send proxies.

     Shareholders wishing to dissent to the Merger and exercise appraisal rights as to Residential Resales Common Stock under Florida law, will need to complete the Appraisal Form attached hereto as Exhibit G.

     Shortly after the Merger has taken place, those shareholders who did not dissent to the Merger will receive from management transmittal forms by which such holders may exchange their certificates representing shares of Residential Resales Common Stock for a like number of shares of common stock of New Media Lottery Services.

                               VOTING SECURITIES

     On March 19, 2004, the record date for shareholders entitled to notice of the corporate actions proposed to be taken by Residential Resales, there were 11,000,000 shares of our $0.001 par value common stock outstanding. Each share is entitled to one vote per share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. All matters voted on required an affirmative vote of a majority of the issued and outstanding shares of the Company.

     The Company is advised that holders of approximately 80% of the Residential Resales outstanding shares of Common Stock will consent to the Merger and Reincorporation. Pursuant to applicable Florida law, because the Company is entering into a merger, holders of shares of Residential Resales Common Stock will have dissenter's rights and the right of appraisal as enumerated under Florida law, as herein described.

                                 STOCK OWNERSHIP

     At March 19, 2004, there were 11,000,000 shares of our Common Stock outstanding. The following table sets forth information as of March 19, 2004, regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director and officer and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                     Amount of
Name of                              Beneficial    Percent of Outstanding
Beneficial Owner (1)                 Ownership     Shares of Class Owned
--------------------                 ---------     ---------------------

Nathan Miller (2)                   3,345,715            27.28%
Michael Shroyer                           -0-              -0-
Randolph H. Brownell, III (3)         274,286             2.49%
Joseph Dresner                      2,000,000            18.19%
Milton Dresner                      2,000,000            18.19%
Nancy M. Bowman (4)                   385,714             3.51%
Frederick Winters (5)                     -0-              -0-
John Carson (6)                       887,714             8.01%

All officers and directors
as a group (7 persons)              8,005,715            72.78%

-----------

(1) The address for each of the persons identified in the foregoing table is care of the Company.

(2) Includes 354,715 shares over which Mr. Miller exercises beneficial control which are registered in the names of entities in which Mr. Miller is a part owner along with Randolph Brownell, III and Nancy Bowman.

(3) Does not include an aggregate of 354,715 shares of Common Stock held by two corporations which are owned jointly by Mr. Brownell and in one case Nathan Miller and, in the other, Mr. Miller and Nancy Bowman, directors of the Company.

(4) Mrs. Bowman's husband, Kenneth Bowman, owns 385,714 shares of our common stock. Mrs. Bowman disclaims any beneficial ownership of, or dispositive power over, the shares of Common Stock owned by Mr. Bowman.

(5) Mr. Winters was appointed to serve as a director of our Company in accordance with the provisions of the Share Exchange Agreement between Lottery Network Services, Ltd. and Residential Resales, Inc.

(6) Includes 600,000 shares of common Stock held by The John C. Carson Revocable Trust for which Mr. Carson is the trustee.


                                   ITEM NO. 1
               CHANGE OF DOMICILE TO THE COMMONWEALTH OF VIRGINIA
                          AND CHANGE OF CORPORATE NAME

GENERAL

     For the reasons set forth below, the Board of Directors unanimously believes that the best interest of the Company and its shareholders will be served by changing the Company's state of incorporation from Florida to Virginia (the "Reincorporation") and in so doing changing the Company's name from Residential Resales, Inc. to New Media Lottery Services, Inc. Shareholders are urged to read carefully this Proxy Statement, including the related exhibits. Throughout this Information Statement, the term "Residential Resales" or the "Florida Company" refers to the existing Florida corporation, Residential Resales, Inc., and the term

"New Media" or the "Virginia Company" refers to New Media Lottery Services, Inc., a Virginia corporation and a wholly-owned subsidiary of Residential Resales formed by it for the sole purpose of the Reincorporation. The address and telephone number of the principal executive office of the Virginia Company are the same as those of the Florida Company, as are the Directors and Executive Officers.

     REASONS FOR THE REINCORPORATION

     Residential Resales originally was incorporated in the State of Florida in 1998 under the name Media Acquisitions Group, Inc. At the time, its directors, officers and principal shareholders were located in Florida. On September 17, 2001, the Company changed its name to Residential Resales to reflect its new business operations in the real estate industry. On March 19, 2004, Residential Resales acquired all of the outstanding shares of capital stock of Lottery Network Services Ltd., an Irish corporation with executive offices in Harrisonburg, Virginia. Since the date of the acquisition, Residential Resales has relocated its principal offices to Virginia.

     The Company's current operations entail designing, implementing, managing and supporting Internet and wireless based lottery programs outside of the United States from its principal offices located in Virginia. The Company no longer engages in any business in the State of Florida nor in the real estate industry. Accordingly, there is no nexus between the Company and its state of incorporation or its corporate name.

     If the Company were to remain a Florida corporation with operations in Virginia, it would have to file documents and pay a fee to qualify as a foreign corporation in Virginia. Further, each year, it would have to file an annual report and pay annual taxes to Virginia based upon its corporate earnings, in addition to the taxes it pays to Florida as a corporation organized under that State's laws. By changing the Company's domicile to Virginia, the Company would not, after the reincorporation, be required to pay any tax to Florida other than if it does business in said State.

     Given the Company's new business focus and the relocation of its principal executive offices to Virginia, the Board of Directors believes that the best interest of the Company and its shareholders will be served by affecting the reincorporation into the Commonwealth of Virginia and changing its corporate name.

     PROCEDURE FOR CHANGING DOMICILE

     A change in corporate domicile normally is affected by one company merging with a separate company, typically a wholly owned subsidiary, organized under the laws of the state in which it wishes to reincorporate. In furtherance of this end, Residential Resales has incorporated a new company in the Commonwealth of Virginia named "New Media Lottery Services, Inc." New Media Lottery Services was incorporated with 50,000,000 shares of common stock, par value $0.001 per share, the same number of shares of common stock and par value per share authorized by Residential Resales' charter documents. All 1,000 of New Media's outstanding shares of common stock are owned by Residential Resales. A copy of New Media's articles of incorporation is annexed hereto as Exhibit C ("Virginia Company Articles") and a copy of its by-laws is annexed hereto as Exhibit D ("Virginia Company By-Laws").

     The Reincorporation will be affected by merging Residential Resales into New Media (the "Merger"), in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit B. Shareholders are encouraged to review the Agreement and Plan of Merger in connection with the information contained herein.

     After the execution of the Merger Agreement, the Florida Company will file Articles of Merger with the Secretaries of State of each of Florida and Virginia. Upon acceptance of filing of the Articles of Merger by each state, which will be the Effective Date of the Merger, the companies would be merged and New Media, as the Virginia corporation, would be the surviving entity.

     No action will be taken on the Merger until a date that is at least twenty days after Residential Resales files a Definitive Information Statement with the Securities and Exchange Commission.

SUMMARY OF TERMS OF MERGER AGREEMENT

     On April 19, 2004, the board of directors of Residential Resales adopted resolutions wherein it (i) approved a change of domicile from Florida to Virginia, (ii) approved the incorporation of New Media in the Commonwealth of Virginia and (iii) recommended that Residential Resales merge with and into New Media pursuant to an Agreement and Plan of Merger between the corporations. Several members of the board of directors and other affiliates of Residential Resales who together own more than a majority of the outstanding shares of Residential Resales Common Stock advised the board of directors that they would consent in writing to the resolutions approved by the board of directors. Set forth below is a summary of material terms of the Merger Agreement which is qualified in its entirety by contents of the Merger Agreement:

     Merger. The merger would be pursuant to the applicable provisions of the laws of Florida and Virginia with respect to mergers and in accordance with the Merger Agreement.

     Articles of Incorporation and By-Laws. The Virginia Company Articles and Virginia Company By-Laws of would be the articles of incorporation and by-laws of the surviving entity following the Merger.

     Directors and Officers. The directors and officers of the Virginia corporation would be the directors and officers of the surviving entity following the Merger.

     Conversion of Shares. Each issued and outstanding share of Residential Resales Common Stock, par value $0.001 per share, would be converted into and become one new fully paid and nonassessable share of common stock, par value $0.001 per share, of the surviving entity.

     Termination. The Merger Agreement may be terminated for any reason at any time before the filing of Articles of Merger with the Secretaries of State of Florida and Virginia, by resolution of the Board of Directors of the merging corporations.

     Amendment. The Merger Agreement may be amended for any reason, at any time before the filing of Articles of Merger with the Secretaries of State of Florida and Virginia, by resolution of the Board of Directors of the merging corporations, notwithstanding approval by the shareholders of the Florida Company, provided, however, that any amendment made subsequent to the adoption of the Merger Agreement by the Florida Company shareholders does not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of the Florida Company;
     (ii) alter or change any of the terms of the Virginia Company Articles; or
     (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of the Florida Company.

     EFFECT OF REINCORPORATION

     The Reincorporation will not result in any changes in the physical location, business, management, assets, liabilities or net worth of the Florida Company. The directors and officers of the Florida Company immediately prior to the Reincorporation will serve as the directors and officers of the Virginia Company following the Reincorporation.

     Upon the Effective Date of the Merger, (i) the Florida Company will cease to exist, (ii) the Virginia Company will continue to operate the business of the Florida Company under the name "New Media Lottery Services, Inc.", (iii) the shareholders of the Florida Company will automatically become the shareholders of the Virginia Company, and (iv) the shareholders of the Florida Company will have rights as shareholders of the Virginia Company and no longer as shareholders of the Florida Company, and such rights will be governed by Virginia law, the Virginia Company Articles and Virginia Company By-Laws rather than by Florida law, the Florida Company's Articles of Incorporation or By-Laws.

     After the Reincorporation, the Virginia Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file with the Securities and Exchange Commission and provide to its shareholders the same type of information that the Florida Company has previously filed and provided to shareholders.

     The shareholders' consent to the Reincorporation constitutes their approval of all of the provisions of the Virginia Company Articles and Virginia Company By-Laws, including those provisions relating to the limitation of director liability and indemnification of directors, officers and key employees under Virginia law, and including those provisions having "anti-takeover" implications, which may be significant to the Virginia Company and its shareholders in the future. The governance of the Virginia Company by Virginia law, the Virginia Company Articles and Virginia Company By-Laws may or will in the future alter certain rights of the shareholders.

     CONVERSION AND EXCHANGE OF STOCK CERTIFICATES

     Pursuant to the Merger Agreement, each outstanding share of Florida Company Common Stock, $0.001 par value, automatically will be converted into one share of the Virginia Company Common Stock, $0.001 par value, upon the filing of Articles of Merger with the Secretaries of State of Florida and Virginia. Each stock certificate representing issued and outstanding shares of Florida Company Common Stock will continue to represent the same number of shares of Virginia Company Common Stock. After the Merger has been approved by Florida and Virginia, management of the Virginia Company will furnish each holder of certificates representing shares of Florida Company Common Stock with forms by which these holders may exchange their certificates for certificates representing a like number of shares of Virginia Company Common Stock. The exchange will be subject to normal stock transfer requirements including proper endorsement, signature guarantee, if required, but the Virginia Company will pay all applicable fees in connection therewith. Even if a holder of certificates representing shares of Florida Common Stock does not, for whatever reason, exchange these certificates for certificates representing shares of Virginia Company Common Stock, such person will nonetheless be a shareholder of the Virginia Company, though such person may be required to exchange certificates upon any transfer of their shares.

THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE OF THE MERGER, EACH FLORIDA COMPANY STOCK CERTIFICATE WHICH WAS OUTSTANDING JUST BEFORE THE REINCORPORATION WILL AUTOMATICALLY REPRESENT THE SAME NUMBER OF VIRGINIA COMPANY SHARES. STOCKHOLDERS IN THE FLORIDA COMPANY WILL BE REQUIRED TO SURRENDER THEIR CURRENT CERTIFICATES REPRESENTING THE COMMON STOCK OF THE FLORIDA COMPANY IN EXCHANGE FOR CERTIFICATES REPRESENTING A LIKE NUMBER OF SHARES OF THE COMMON STOCK OF THE VIRGINIA COMPANY. APPROPRIATE TRANSMITTAL FORMS WILL BE SENT TO STOCKHOLDERS FOR THIS PURPOSE.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the federal income tax considerations that may be relevant to holders of Florida Company Common Stock, who will receive Virginia Company Common Stock in exchange for their Florida Company Common Stock. The discussion does not address all of the tax consequences of the Reincorporation that may be relevant to particular Florida Company shareholders. Furthermore, no foreign, state or local tax considerations are addressed herein. In view of the varying nature of such tax consequences, each shareholder is urged to consult his or her own tax advisor as to the specific tax consequences of the proposed reincorporation, including the applicability of federal, state, local or foreign tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement.

     The Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code, with the following tax consequences:

     o No gain or loss will be recognized by holders of Florida Company Common Stock upon receipt of the Virginia Company Common Stock pursuant to the Agreement and Plan of Merger;

     o The aggregate tax basis of the Virginia Company Common Stock received by each shareholder in the reincorporation will equal the aggregate tax basis of Florida Company Common Stock surrendered in exchange therefore;

     o The holding period of the Virginia Company Common Stock received by each shareholder of the Florida Company will include the period during which such shareholder held the Florida Company Common Stock surrendered in exchange therefore; provided that such Florida Company Common Stock was held by the shareholder as a capital asset at the time of the reincorporation; and

     o No gain or loss will be recognized by the Florida Company or the Virginia Company in connection with the reincorporation.

     Management of the Florida Company knows of no reason why the Internal Revenue Service (the "IRS") would challenge the described income tax consequences of the reincorporation. However, a successful IRS challenge to the reorganization status of the Reincorporation could result in a shareholder recognizing gain or loss with respect to each share of Florida Company Common Stock exchanged in the reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the reincorporation, of the Virginia Company Common Stock received in exchange therefore. In such event, a shareholder's aggregate basis in the shares of Florida Company Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held Florida Company Common Stock.

     ACCOUNTING TREATMENT OF THE MERGER

     In accordance with generally accepted accounting principles, the Florida Company expects that the Merger and Reincorporation will be accounted for as a reorganization of entities under common control at historical cost.

     REGULATORY APPROVAL

     The consummation of the Merger is conditioned upon the Florida Company obtaining all required consents of governmental authorities including the Secretary of State of Florida and the Commonwealth of Virginia.

     DISSENTER RIGHTS

     Under the Florida Business Corporation Act, or Florida Law, a holder of shares of Florida Company Common Stock who does not consent to the Merger will have appraisal rights as defined in Section 67.1302 of the corporation laws of the State of Florida. Appraisal rights afford the holder of shares of capital stock of a Florida corporation the right to dissent to the taking of a certain corporate action, such as a merger or consolidation, and to receive for their shares of common stock an amount in cash equal to the fair value for such shares.

     Set forth below is a description of the process by which a shareholder who dissents to the Merger may exercise his appraisal rights. In order for a shareholder to exercise his appraisal rights under the Florida Law, he must adhere to the steps that are summarized below. The following description of the appraisal rights under Florida Law as it applies to the Merger does not purport to be complete and is subject to, and qualified in its entirety Sections 1301 through 1333 of the Florida Law, copies of which are attached hereto as Exhibit
E:

     1. There must be a merger or share exchange (as such terms are defined under the Florida Law) of the corporation in which the dissenter is a shareholder. In the Florida Company's case, the Merger qualifies as a corporate action giving rise to appraisal rights.

     2. Within ten days after the Merger has occurred, the Virginia Company shall mail to each shareholder who has not consented to the Merger an appraisal notice ("Appraisal Notice"), a copy of which is attached as Exhibit F, and an appraisal form, a description of which is set forth below ("Appraisal Form"), a copy of which is attached as Exhibit G.

          (a) The Appraisal Notice shall state:

               (i) that the Merger has taken place;

               (ii) that the shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares;

               (iii) the estimate of the fair value of the Florida Company Common Stock and offer to pay the dissenting shareholder such amount;

               (iv) that in order to exercise his appraisal rights, the dissenting shareholder must complete, execute and return to the Virginia Company the Appraisal Form by a date that is not less than 40 nor more than 60 days after the date the Appraisal Form is sent to persons entitled to appraisal rights under Florida Law; and

               (v) that, if requested in writing, the Virginia Company will provide to a dissenting shareholder so requesting, no later than 10 days after it receives the completed and executed Appraisal Form from the dissenting shareholder, information as to the number of shareholders who are exercising their appraisal rights and the total number of shares owned by them.

          (b) The Appraisal Form shall advise the dissenting shareholder where to deposit the certificates representing his shares of Florida Company Common Stock and provide space for each dissenting shareholder to include the following information:

               (i) the shareholder's name and address;

               (ii) the number of shares of Florida Company Common Stock as to which the shareholder is asserting appraisal rights;

               (iii) an indication that the shareholder did not vote for the Merger;

               (iv) whether the shareholder accepts the Virginia Company's offer as to the fair value of the Florida Company Common Stock;

               (v) if the offer is not accepted, the dissenting shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

          (b) Dissenting shareholders wishing to exercise appraisal rights must return the Appraisal Form to the Virginia Company within twenty days after receiving the Appraisal Notice.

A DISSENTING SHAREHOLDER WHO FAILS TO NOTIFY THE COMPANY IN WRITING OF HIS DEMAND TO BE PAID HIS STATED ESTIMATE OF THE FAIR VALUE FOR HIS FLORIDA COMPANY COMMON STOCK PLUS INTEREST WITHIN TWENTY DAYS AFTER RECEIVING THE APPRAISAL NOTICE WAIVES THE RIGHT TO DEMAND PAYMENT UNDER THE FLORIDA LAW AND SHALL BE ENTITLED ONLY TO THE PAYMENT OFFERED BY THE COMPANY IN THE APPRAISAL NOTICE.

     3. If the dissenting shareholder states on the Appraisal Form that such shareholder accepts the offer of the Virginia Company to pay the Company's estimated fair value for the shares of Florida Company Common Stock as stated in the Appraisal Notice, the Virginia Company shall make such payment to the shareholder within 90 days after it receives the Appraisal Form from a dissenting shareholder. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares for which it has been paid.

     4. If the dissenting shareholder is not satisfied with the Virginia Company's offer for the shares of Florida Company Common Stock, the shareholder may commence an appraisal proceeding in the State of Florida at which the Court will make a determination as to the fair value of the shares and assess the costs against the Company or the dissenting shareholder(s), if it finds that such shareholder(s) acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Florida Law.

     5. A dissenting shareholder who has returned his completed Appraisal Form and deposited his shares of Florida Company Common Stock as described in the Appraisal Notice, may withdraw from the appraisal process by notifying the Company, in writing, within 20 days after the date on which the Company receives a completed, executed Appraisal Form from a shareholder. A dissenting shareholder who fails to withdraw from the appraisal process in the manner described above may not thereafter withdraw without the Company's written consent.

     6. A SHAREHOLDER WHO DOES NOT SATISFY THE REQUIREMENTS DESCRIBED IN THE APPRAISAL NOTICE AND APPRAISAL FORM SHALL NOT BE ENTITLED TO PAYMENT UNDER THE FLORIDA LAW.

     7. THE RIGHT OF A DISSENTING SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS OR HER OR ITS SHARES AS PROVIDED IN THE APPRAISAL NOTICE AND APPRAISAL FORM SHALL CEASE IF AND WHEN THE CORPORATION SHALL ABANDON THE MERGER OR CONSOLIDATION.

     8. All inquiries or notices to the Company as outlined above, should be made to: Nathan H. Miller, President, New Media Lottery Services, Inc., 1400 Technology Drive, Harrisonburg, Virginia 22802, (540) 437-1688.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF FLORIDA AND VIRGINIA

     The Reincorporation will affect numerous changes in the rights of shareholders as a result of differences between the Florida Business Corporation Act (the "Florida Law"), the Articles of Incorporation and the By-Laws of the Florida Company (the "Florida Company Articles" and the "Florida Company By-Laws," respectively, and collectively the "Florida Company Charter Documents") and the Virginia Stock Corporation Act (the "Virginia Law"), the Virginia Company Articles and the Virginia Company By-Laws (collectively the "Virginia Charter Documents"). The provisions of Florida Law and the Virginia Law differ in many respects. Summarized below are certain of the principal differences between Florida Law and Virginia Law and the Florida Charter Documents and the Virginia Charter Documents affecting the rights of shareholders. This summary does not purport to be a complete statement of the differences affecting shareholders' rights under the Florida Law and Florida Company Charter Documents and the Virginia Law and the Virginia Company Charter Documents, and is subject to, and qualified in its entirety by reference to, all the provisions of these statutes and charter documents.

DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Descriptions of the Florida Company's capital stock and the Virginia Company's capital stock are contained herein under the headings "- Description of Florida Company Capital Stock" and "- Description of Virginia Company Capital Stock," respectively.

     Capital Stock. The Virginia Company Articles authorize the issuance of 50 million shares of common stock without further shareholder approval. Currently, the Florida Company Articles likewise authorizes the issuance of 50 million shares of Florida Company Common Stock without further shareholder approval.

     Voting Rights. Neither the Virginia Company Articles nor the Florida Company Articles provide that shareholders have cumulative voting rights in the election of directors. The absence of cumulative voting allows holders of a majority of the outstanding shares of voting stock to elect the entire Board of Directors.

     The holders of Florida Company Common Stock have the right to vote on certain business combinations to which the Florida Company is a party or any proposed sale, lease, exchange or other disposition of all or substantially all of the property of the Florida Company. Holders of Virginia Company Common Stock have the similar rights with respect to business combinations and any such asset sales to which the Virginia Company is a party. See "- Mergers, Consolidations and Sales of Assets" below.

     Payment of Dividends. Under the Florida Law, a corporation may pay dividends out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, however, has been diminished by depreciation in the value of its property, or by losses, to an amount that is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the corporation cannot declare and pay out of the net profits any dividends on any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired.

     Under Virginia Law, a corporation may pay dividends only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation's articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose referential rights are superior to those receiving the distribution.

     Directors. The Florida Company By-Laws and the Virginia Company By-Laws each provide that the Board of Directors shall consist of up to 7 members. There are currently 5 directors of the Florida Company and there will be 7 directors of the Virginia Company.

     Filling Vacancies on the Board. Under both the Florida Law and the Virginia Law, vacancies on the Board of Directors of the corporation, including a vacancy resulting from an increase in the number of directors, can be filled only by the Board.

     Removal of Directors. Both the Florida Company Articles and the Virginia Company Articles provide that directors may be removed from office, with or without cause, by the affirmative vote of holders of a majority of the shares entitled to vote at an election of directors.

     Liability and Indemnification of Directors, Officers and Employees. Under the Virginia Company Articles, the liability of officers and directors to the Virginia Company is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of an officer or director cannot be limited or eliminated if the officer or director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

     Under the Florida Company Articles, the liability of directors to the Florida Company is eliminated to the fullest extent permitted by Florida Law. Under Florida law, the liability of a director cannot be limited or eliminated if the director engages in any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent misconduct in the unlawful payment of dividends or repurchase of stock, or any transaction from which the director derives an improper personal benefit.

     To the fullest extent permitted by Virginia law, the Virginia Company Articles require it to indemnify any director or officer who is made a party to any proceeding because he or she was or is a director or officer of the Virginia Company against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the Virginia Company Articles, "proceeding" is broadly defined to include pending, threatened or completed actions of all types, including actions by or in the right of the Virginia Company. Similarly, "liability" is defined to include not only judgments, but also settlements, penalties, fines and certain excise taxes. The Virginia Company Articles also provide that it may, but is not obligated to, indemnify its other employees or agents. The Virginia Company must indemnify any person who is or was serving at the written request of the Virginia Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent provided by Virginia law. The indemnification provisions also require the Virginia Company to pay reasonable expenses incurred by a director or officer of the Virginia Company in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay the Virginia Company if it is ultimately determined that such person was not entitled to indemnification. Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

     The Florida Company Articles provide for indemnification of officers and directors to the fullest extent permitted by Florida law. Under the Florida Law, a Florida corporation may indemnify any officer or director for reasonable expenses incurred in any legal proceeding if the officer or director acted in good faith and in a manner that the officer or director reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The rights of indemnification provided in the Virginia Company Articles are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Virginia Company Articles authorize the purchase and maintenance of insurance on behalf of any person who is or was a director, officer, employee or agent of the Virginia Company, whether or not the Virginia Company would have the power to provide indemnification to such person, to protect any such person against any liability arising from his or her service to the corporation or any other legal entity at the request of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Virginia Company pursuant to the foregoing provisions, the Florida Company and the Virginia Company have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

     Special Meetings of Shareholders. Under the Florida Charter Documents, a special meeting of shareholders may be called by the Board of Directors, the Executive Committee of the Board, the Chairman of the Board or the President. The provision of the Virginia Company By-Laws that addresses special meetings of shareholders is consistent with the Florida Charter Documents.

     Amendment of Governing Instruments. Under Florida Law, the Florida Company Articles may be amended only if the amendment is approved by the holders of a majority of the issued and outstanding shares of stock entitled to vote. The Virginia Company Articles also may be amended upon the affirmative vote of holders of a majority of the issued and outstanding shares of each class of outstanding shares of the Virginia Company entitled to vote.

     The Florida Company By-Laws and the Virginia Company By-Laws generally may be amended by either the Board of Directors or the shareholders by a majority vote.

     APPROVAL OF THE AGREEMENT AND PLAN OF REINCORPORATION BY THE SHAREHOLDERS OF THE COMPANY WILL BE DEEMED TO BE APPROVAL OF THE ARTICLES OF INCORPORATION AND THE BYLAWS OF NEW MEDIA LOTTERY SERVICES, INC. BY THE SHAREHOLDERS.

     Mergers, Consolidations and Sales of Assets. Under the Florida Law and the Florida Company Articles, a plan of merger or a direct or indirect sale, lease, exchange or other disposition of all or substantially all of the property of the Florida Company must be approved by holders of a majority of the outstanding shares of each class of stock entitled to vote. Under Virginia Law and the Virginia Company Articles, such transactions and any share exchange in which shares of the Virginia Company stock are acquired by another corporation must be approved by holders of a majority of the issued and outstanding shares of each voting group entitled to vote. Additionally, consistent with Virginia Law, the Board of Directors of the Virginia Company may condition its submission of such plan of merger or share exchange or such a sale or disposition of assets to the shareholders on any basis, including the requirement of a greater vote than the required vote described above.

MATERIAL VIRGINIA LAWS

     The Virginia statutes described below under "Affiliated Transactions" and "Control Share Acquisitions" have the general purpose of deterring certain corporate takeovers.

     Affiliated Transactions. The Virginia Law contains provisions governing "Affiliated Transactions". Affiliated Transactions include certain mergers and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an Interested Shareholder (as defined below), and reclassifications, including reverse stock splits, recapitalizations or mergers of a corporation with its subsidiaries, or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Law, an Interested Shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

     Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, any Affiliated Transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the Disinterested Directors (as defined). A Disinterested Director is defined in the Virginia Law as a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 or the date on which an Interested Shareholder became an Interested Shareholder or (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period after a shareholder becomes an Interested Shareholder, these provisions require approval of the Affiliated Transaction by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the higher of the highest per share price for their shares as was paid by the Interested Shareholder for his or its shares, or the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder continuously since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Disinterested Directors of the corporation.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the Virginia Act provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Virginia Company has not adopted such an amendment.

     Control Share Acquisitions. The Virginia Control Share Acquisitions statute also is designed to afford shareholders of a public company incorporated in Virginia protection against certain types of non-negotiated acquisitions in which a person, entity, or group ("Acquiring Person") seeks to gain voting control of that corporation. With certain enumerated exceptions, the statute applies to acquisitions of shares of a corporation which would result in an Acquiring Person's ownership of the corporation's shares entitled to vote in the election of directors falling within any one of the following ranges: 20% to 33-1/3%, 33-1/3% to 50% or more than 50% (a "Control Share Acquisition"). Shares that are the subject of a Control Share Acquisition ("Control Shares") will not be entitled to voting rights unless the holders of a majority of the "Disinterested Shares" vote at an annual or special meeting of shareholders of the corporation to endow the Control Shares with voting rights. Disinterested Shares do not include shares owned by the Acquiring Person or by officers and inside directors of the target company. Under certain circumstances, the statute permits an Acquiring Person to call a special shareholders' meeting for the purpose of considering granting voting rights to the holders of the Control Shares. As a condition to having this matter considered at either an annual or special meeting, the Acquiring Person must provide shareholders with detailed disclosures about his identity, the method and financing of the Control Share Acquisition and any plans to engage in certain transactions with, or to make fundamental changes to, the corporation, its management or business. Under certain circumstances, the statute grants dissenters' rights to shareholders who vote against granting voting rights to the Control Shares. The Virginia Control Share Acquisitions statute also enables a corporation to make provision for redemption of Control Shares with no voting rights. A corporation may opt-out of the statute by so providing in its Bylaws. The Virginia Company has not adopted such a provision. Among the acquisitions specifically excluded from the statute are acquisitions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation's shareholders under other provisions of the Virginia Law.

DESCRIPTION OF FLORIDA COMPANY CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $0.001 per share ("Florida Company Common Stock").

     Florida Company Common Stock. Holders of Florida Company Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of Florida Company Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. Holders of Florida Company Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Florida Company, the holders of Florida Company Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Florida Company Common Stock has no preemptive or conversion rights and is not subject to further calls or assessments by the Florida Company. The Florida Company Common Stock currently outstanding is validly issued, fully paid and nonassessable. The Florida Company acts as its own transfer agent and registrar for the Florida Company Common Stock.

DESCRIPTION OF VIRGINIA COMPANY CAPITAL STOCK

     The authorized capital stock of the Virginia Company consists of 50,000,000 shares of common stock. Except as discussed herein, the rights of the holders of such capital stock are identical in all material respects to those of the holders of Company capital stock.

     Virginia Company Common Stock. Holders of the Virginia Company Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of the Virginia Company Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. Holders of the Virginia Company Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on any outstanding shares of preferred stock, if any ever are authorized. In the event of the liquidation, dissolution or winding up of the Virginia Company, the holders of Virginia Company Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any outstanding shares of Virginia Company preferred stock. The Virginia Company Common Stock has no preemptive or conversion rights and is not subject to further calls or assessments by the Virginia Company. The Virginia Company Common Stock which would be issued in connection with the Reincorporation will be validly issued, fully paid and nonassessable.

ABANDONMENT OF MERGER

     The Board of Directors will have the absolute right to abandon the Merger Agreement and take no further action towards reincorporating the Company in Virginia at any time before the Reincorporation becomes effective, even after shareholder approval, if for any reason the Board of Directors determines that it is not advisable to proceed with the Reincorporation.

WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

DOCUMENTS INCORPORATED BY REFERENCE

     This Proxy Statement incorporates by reference documents relating to Residential Resales, Inc. which are not included in these proxy materials. Documents relating to Residential Resales (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, from Residential Resales, Inc., 1400 Technology Drive, Harrisonburg, Virginia 22802, Attention: Randolph Brownell, III, Telephone (540) 437-1688. In order to ensure timely delivery of the documents, any such request should be made by May 30, 2004. Copies of documents so requested will be sent by first class mail, postage paid within one business day of the receipt of such request.

     The following documents of Residential Resales, Inc. are incorporated by reference herein:

     1.   Amendment No. 1 to Current Report on Form 8-K dated April 8, 2004.

     2.   Current Report on Form 8-K dated April 2, 2004.

     3. Annual report on Form 10-KSB for the year ended April 30, 2003 (copy enclosed);

     4. Quarterly report on Form 10-Q for the three months ended January 31, 2004.

     All documents filed by Residential Resales, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the consummation of the Reincorporation shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


                       By order of the Board of Directors,

     May 4, 2004

                                  EXHIBIT INDEX

Exhibit         Title
-------         -----

Exhibit A       Residential Resales, Inc. Current Report on Form 8-K

Exhibit B       Agreement and Plan of Merger by and between Residential Resales,
                Inc., a Florida corporation, and New Media Lottery Services,
                Inc., a Virginia corporation

Exhibit C       New Media Lottery Services, Inc. Articles of Incorporation

Exhibit D       New Media Lottery Services, Inc. By-Laws

Exhibit E       Copies of Sections 607.1301-607.1333 of the Florida  Business
                Corporation Act

Exhibit F       Form of Appraisal Form under the Florida Business Corporation
                Act

Exhibit G       Form of Appraisal Notice under the Florida Business Corporation
                Act

                                    Exhibit A
              Residential Resales, Inc. Current Report on Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event Reported): March 19, 2004


                            RESIDENTIAL RESALES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Florida                                 000-49884           7-3026967
--------------                              ---------           ---------
(State of other jurisdiction of            (Commission       (I.R.S. Employer
incorporation or organization Number)      File Number)     Identification No.)


1400 Technology Drive, Harrisonburg, VA                           22802
---------------------------------------                           -----
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:           (540) 437-1688
                                                              --------------


                270 NW 3rd Court, Boca Raton, Florida_33432-3720
                ------------------------------------- ----------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Pursuant to the terms of a Share Exchange Agreement dated March 19, 2004 (the "Share Exchange Agreement"), the registrant, Residential Resales, Inc., acquired approximately 99.8% of the outstanding shares of capital stock of Lottery Network Services Ltd., an Irish corporation ("LNS"). Upon the consummation of the transactions described in the Share Exchange Agreement, LNS became a majority-owned subsidiary of the registrant. In consideration of the acquisition of the capital stock of LNS, the registrant issued an aggregate of 10,000,000 shares of its common stock to the shareholders of LNS who now control the registrant. Also in connection with the Share Exchange Agreement, all of the registrant's directors resigned but prior thereto appointed new directors to serve until the next annual meeting of shareholders at which directors are elected. A more complete description of the terms of the Share Exchange Agreement, the business of LNS and the identification of new management of the registrant is set forth below under Item 5, Other Events and Regulation FD Disclosure.

Item 2. Acquisition or Disposition of Assets.

     Upon the acquisition of all of the capital stock of LNS as described in
Item 1, above, and Item 5, below, the registrant became the parent corporation of LNS, the assets of which are indirectly owned by the registrant. Pro forma consolidated financial statements of the registrant after giving effect to the transactions affected by the Share Exchange Agreement are attached hereto under
Item 7, Financial Statements and Exhibits, below.

Item 4. Changes in Registrant's Certifying Accountant.

     On March 20, 2004, the Registrant (i) retained the services of Bouwhuis, Morrill & Company to serve as its principal independent accountant and (ii) dismissed Earl M. Cohen, CPA, PA, the Registrant's independent accountant for the prior two fiscal years. The board of directors of the Registrant recommended and approved the change of certifying accountant because Bouwhuis, Morrill & Company has the ability to audit the financial statements of its Irish subsidiary under United States generally accepted accounting principles and prepare the reports required in connection therewith.

     Prior to its engagement, the Registrant had not consulted with Bouwhuis, Morrill & Company regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that would be rendered on the Registrant's financial statements. Moreover, the Registrant did not seek, and Bouwhuis, Morrill & Company did not furnish, written or oral advice on any matter that the Registrant considered an important factor in reaching a decision as to an accounting, auditing or financial reporting issue.

     The reports on the financial statements of the Registrant which were prepared by Mr. Cohen, the Registrant's previous accountant, did not contain any adverse opinion or disclaimer of opinion, nor were any of his reports modified as to uncertainty, audit scope or accounting principles. Further, there were never any disagreements between the Registrant and Mr. Cohen as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

     Bouwhuis, Morrill & Company's offices are located at 12 South Main, Suite 208, Layton, Utah 84041.

Item 5.  Other Events and Regulation FD Disclosure.

     Set forth below is discussion of the business in which we engage after giving effect to the share exchange described in Item 1, above.

                                  OUR BUSINESS

INTRODUCTION

     We are Residential Resales, Inc., a Florida corporation ("we", "us", or the "Company"). Through our majority-owned (99.8%) subsidiary, Lottery Network Systems Ltd., we design, build, implement, manage, host and support Internet and wireless based lottery programs operated by charitable organizations outside of the United States. Our management team is experienced in all of the technological and operational elements of Internet and wireless lotteries, including lottery formation, marketing, sales, prize building and game development. We believe that our management possesses the knowledge and skill necessary to attract, service and grow existing and newly established charitable lottery organizations.

     Charitable organizations that sponsor public lotteries operate throughout the world and are more prevalent outside of the United States. These entities, which we refer to as charitable lottery organizations or CLO's, operate their lotteries under licenses granted by national or local governments and distribute net proceeds generated from the sale of tickets to a specific humanitarian cause (a veterans' hospital, for example) or sports related charity (such as a country's national Olympic sports team). CLO's typically offer only traditional, off-line paper lottery games and instant-ticket games. They frequently lack the funding and infrastructure, including lottery expertise, technological support and marketing personnel, required to maximize ticket sales and revenues. Consequently, CLO's tend not to operate at their full potential.

     We offer CLO's the opportunity to upgrade their existing off-line lottery operations by establishing online and wireless (new media) gaming activities, which we believe can generate far greater revenues and net proceeds than off-line (traditional) lotteries. We also work with newly formed CLO's to design and implement traditional lottery programs. We provide our clients with a comprehensive range of services and products to affect this transition. We design, implement, host and maintain lottery-game Web sites and other services for our clients and develop marketing programs and innovative games to attract new players, enhance ticket sales and increase prize money.

     We enter into long-term agreements with our clients pursuant to which we provide, operate and maintain the customers' lottery systems in return for a percentage of the net lottery sales. In these agreements, the term "net lottery sales" typically is defined as sales less prizes and other agreed upon fees. Most costs are advanced and recouped from revenues earned, with the remainder split between us and the CLO.

     We commenced providing services to clients in August 2003. We currently operate lottery systems for two customers and have entered into contracts with three clients to provide services in the future. In addition, we have been retained as a consultant to provide gaming advice with respect to a project in Brazil.

OVERVIEW OF THE LOTTERY INDUSTRY

     The discussion of and information relating to the lottery industry set forth below has been compiled by us or derived from independent sources which we believe to be reliable. We cannot assure you, however, that such statements are accurate. It has been management's experience that there is less public information available concerning the international lottery industry than the lottery industry in the United States.

     Lotteries are official, government authorized/licensed fundraising organizations that in many cases subcontract all or part of their lottery operation to professional lottery service providers. These providers supply technology, product, operations, marketing and administrative support. Published reports indicate that lotteries operate in over 150 domestic and foreign jurisdictions throughout the world and that as of June 2003 there were more than 400 lottery licenses issued world-wide. Some jurisdictions operate or license multiple lotteries which may include both government-sponsored programs and programs promoted by charitable organizations. Many governments have authorized national lotteries primarily as a means of generating non-tax revenues intended to support specific programs, many of which are humanitarian. Proceeds generated by lotteries may be designated for particular public purposes, such as education, sports, humanitarian services and or economic development. Many jurisdictions have become dependent on the net proceeds generated from the sale of lottery tickets to support some of those public purposes.

     Of the 400 plus lotteries world-wide, approximately 20% account for 85% of the estimated lottery sales volume of $135 billion (as officially reported). Many of the second tier lotteries do not have the financial wherewithal to develop and implement the infrastructure necessary to offer games and prizes that are attractive to players. These lotteries are limited to selling instant tickets and preprinted lotto games offering top prizes of $50,000 - $100,000.

     Most charitable lottery organizations (CLO's), including charitable sports organizations (SPORG's), which are not serviced by professional lottery management organizations, are considered second tier lotteries and comprise our target clientele.

     In general, lotteries can be categorized into two principal groups, online system lotteries and off-line lotteries, each of which includes a variety of game types. Online lotteries are conducted through a computerized lottery system in which lottery terminals are connected to a central computer system. Online lottery systems generally are utilized to conduct games such as lotto, keno and numbers, and permit a player to make his own selections. Off-line lotteries feature lottery games which are not computerized, such as traditional paper lottery games and instant-ticket games. Generally, traditional off-line lottery games, in which players purchase tickets which are manually processed for a future drawing, are conducted only in international jurisdictions. Instant-ticket games, in which players scratch-off a coating from a pre-printed ticket to determine if it is a winning ticket, are conducted both internationally and in the United States.

     Statistics show that, typically, online lotteries generate greater revenues than both traditional off-line lottery games and instant-ticket games. There are several other advantages to online lotteries as compared to traditional off-line lotteries. Unlike traditional off-line lottery games, online lottery systems allow for wagers to be accepted and processed until minutes before a drawing, thereby significantly increasing the lottery's revenue in cases in which a large prize has attracted substantial wagering interest. Online lottery systems also provide greater reliability and security, allow a wider variety of games to be offered and automate accounting and administrative procedures which are otherwise manually performed at potentially high cost to the sponsor.

OUR OPPORTUNITY

     Lotteries operated by charitable organizations have existed for some time. Generally, these lotteries are limited to offering traditional paper and instant ticket games. These games offer only small prizes and do not attract large audiences, thereby limiting the proceeds available to distribute to the cause for which they were founded. Their operations have been constrained by personnel who lack operational experience, technological limitations and adequate funding. The causes they support, such as health care, environmental conservation and nationally sponsored athletic activities, generally enjoy wide public appeal and to some degree have been, and continue to be, funded by governments. However, financial pressure attributable to rising costs for social programs and poor global economic performance over the last several years have eroded the ability of national and local governments to fund these important social and public projects from revenues generated from taxes. Many national and local governments have sought to supplement funding for these essential programs through alternative means such as issue-specific lotteries. In many jurisdictions, governments have granted broad licenses to charitable organizations to operate lotteries to fund these important social programs.

     For the most part, the core competence of a charitable organization is to attend to the specific cause for which it was founded. In many instances the right to establish and operate a charitable lottery is granted by the government to a not for profit organization which is often headed by a prominent citizen who has devoted a great deal of time to a particular cause or who is a celebrated athlete. Frequently, charitable lottery organizations and the people who run them do not have the capacity to fully develop the lottery opportunity granted to them and consequently never realize the full extent of the revenue generating potential of their mandate. In many cases, they do not even understand the full gaming opportunities available to them. Specifically, CLO's do not possess the experience, know-how or technology to develop new games or implement online and wireless games nor do they possess the marketing resources and expertise necessary to build prizes that will attract new players. CLO's tend not to be competitive with larger state operated lotteries because the games and prizes they offer are not exciting to the average lottery participant. These entities require the assistance of a professional organization to design, implement, manage and fund the development of their opportunity to maximize net proceeds generated from ticket sales and, in many cases, to lend credibility to the organization's lottery.

     We believe that charitable lottery organizations are under-serviced. Large providers of lottery services and products have selectively overlooked this market because these clients do not yield the financial return which can be derived from servicing larger national and state run lotteries and do not warrant the significant capital investment required to implement and operate a traditional land-based lottery and the CLOs do not have the funding to implement the infrastructure necessary to build a competitive operation. We believe that our staff has the lottery experience, gaming know-how and technological expertise and presence necessary to attract, service and grow small to mid-size charitable lottery organizations.

EXISTING CLIENTS

     We currently manage lotteries for two clients and have contracts to manage lotteries with three other organizations. Unless otherwise noted, the discussion below relating to each agreement under which we have been retained to establish and operate a lottery assumes that the party with which we have contracted is a duly authorized licensee of the government to operate a lottery. The discussion below also assumes that we will be responsible generally for all manner of implementation and operation of the particular lottery, including that we will:
(i) provide a variety
games for the lottery; (ii) undertake all accounting functions; (iii) undertake all administrative aspects of the operation of the lottery; (iv) undertake all marketing, advertising and promotion of the lottery; (v) provide cash management systems; (vi) distribute lottery proceeds to the lottery licensee; and (vii) ensure compliance with all applicable laws.

     In September 2001, we entered into an agreement with Rehab Net Games Limited (Rehab), an Irish corporation, as amended in January 2004, to develop, manage and operate lottery games for the Internet and wireless telephones within the Republic of Ireland for a period of 10 years. This agreement is subject to automatic extensions for five-year periods in the event that Rehab earns certain agreed upon minimum proceeds during the fifth through tenth years of the term of the agreement and the eleventh through fifteenth years of the term of the agreement. The agreement may be terminated by Rehab in the event that we fail to pay Rehab the fees provided for in the agreement or, after the ninth year of the agreement upon twelve months notice of a party's intention to terminate. We completed implementation of the Internet portion of the lottery program in August 2003 and currently are managing and operating the lottery. We are in the process of developing various wireless opportunities and are seeking to identify a local telephone company with which we will partner to offer the wireless portion of the program.

     Pursuant to an agreement dated December 17, 2001, we have established and currently operate and maintain lottery programs utilizing Internet technologies for Rehab Charities UK Limited. We commenced operation of Rehab UK lottery in December 2003. We are responsible for all manner of operations of the Rehab UK lottery. We have provided all funding to develop and implement the lottery for Rehab UK. Our agreement is for a term of five years.

     We are party to an agreement with Tropical Gaming, Belize which has the right to conduct a lottery using the Internet and wireless modalities in the Country of Belize. The agreement, dated November 27, 2001, provides for an initial term of 10 years subject to two 5-year extensions in our sole discretion. The agreement may be terminated by either party upon any default in the performance of the agreement. This lottery is not currently operating; we are analyzing our options with respect to a launch date for this lottery.

     Under an agreement dated February 12, 2002, the Guatemalan Pediatric Foundation retained us to establish and operate lottery games in Guatemala through the Internet and wireless communications systems. The term of the agreement is for seven years and is automatically renewable for a second seven-year term. We have not begun to implement this lottery as of the date hereof and have not determined when we will commence developing the system.

     We are party to an agreement dated December 7, 2001 with a lottery organization located in Russia, The Intellect Foundation, to establish and operate a lottery for this entity. The agreement provides for a ten-year term subject to extension in our sole discretion for two additional five-year terms. This lottery is not yet operating and we have not decided when to undertake development of the system.

     On February 3, 2004, we entered into an agreement with Carnegie Cooke & Company Inc., an owner and operator of off-track betting sites and race tracks in Brazil, to provide consulting services with respect to the implementation of video lottery games at horse racing tracks in Brazil. Under the contract, we are obligated to (i) provide consulting services as to the types of games to be installed at these facilities; (ii) assist our client in obtaining government support with respect to the gaming program; (iii) prepare presentations and support documents which evidence the efficacy and success of similar programs within the US and the impact on horse racing, state lotteries and economic benefits; (iv) make presentations to government officials as required; and (v) otherwise assist our client in preparing business plans to develop and support their opportunity. In addition to consulting, we are discussing the possibility of introducing other gaming products in Brazil. In consideration for the services we will render, Carnegie Cooke & Company has agreed to issue to us an aggregate of 600,000 shares of its common stock issuable in four installments of 150,000 shares, the first tranches of which was delivered on the execution of the agreement, and additional tranches to be delivered every three months thereafter. In addition, at such time as the program is implemented, if ever, Carnegie Cooke & Company will issue to us an additional 1,000,000 shares of its common stock.

WHAT WE DO

     We offer an integrated range of products and services to develop, build and host lotteries for charitable lottery organizations (CLO's). We have assembled a management team that combines a strong lottery operations background, extensive game development experience and the technological expertise required to create and operate these lottery systems. We:

     o analyze our client's operations and the gaming preferences of the indigenous population;

     o design, install, operate, host and maintain internet based lottery systems that can support internet games, wireless games and interactive TV games;

     o design and implement marketing programs to enhance ticket sales and increase the net proceeds an organization generates from its lottery; and

     o design innovative games to attract new players and increase prize money.

     A significant aspect of the value we add to our client's operations derives from the credibility we contribute to the organization. Many CLO's have operated as second tier lotteries within their host jurisdictions. An affiliation with our organization significantly increases the CLO's technological capabilities to operate a modern lottery program and to participate with shared technology proven and in use worldwide. The government greatly supports these organizations but is unable to financially support all of their needs so it gives them extremely valuable and broad gaming licenses. We show a CLO how to maximize the revenue generating potential of its government sanctioned gaming opportunity.

     We believe that the services we provide and the end-product we deliver to our clients and, ultimately, the public, can help transform these lotteries into first class operations with the capacity to achieve their revenue goals. Our clients benefit from access to a professional lottery organization that grants them access to our lottery know-how and expertise, allows them to offer larger prizes, offers them access to state-of-the-art technologies, and makes available to them a wide variety of new gaming formats. We seek to build organizations founded on operational and financial integrity that inspire public confidence and allow the organization to realize its full potential.

     Our business model can be replicated on varying scales in discrete geographical areas. The fundamental elements of the lottery infrastructure, including the Web site and game concepts we have developed, can be migrated from client to client, allowing us to repeatedly re-brand our product for other CLO's. This process, known as "changing the skin", allows us to simultaneously meet the needs of numerous charities, while reducing the set-up time and organizational costs associated with establishing each charity's Internet/wireless presence.

     We currently are investigating the possibility of developing an Internet portal which would feature each of our clients' lotteries. Any such Internet portal likely will require the approval of the regulatory authorities in each of the jurisdictions in which are clients are situated and we can not be certain that we will obtain the approvals necessary to effectuate this concept. We anticipate that any Internet links to our clients' lotteries would send visitors to our Internet portal as a pass-through site. The pass-through site would identify us and each of our client's lotteries. Visitors would begin to associate our name with technologically advanced lotteries operated with a high degree of integrity. We believe that the appearance of our client's lotteries on the site will lend to them additional credibility of association with a professionally managed organization which is trusted by lottery players around the world. The pass-through site would also serve as a branding and promotional mechanism for our services and products.

PRODUCTS AND SERVICES

     Once we have been engaged by a CLO, we analyze the local gaming environment, including the client's existing operations, business practices and the personal gaming preferences of the indigenous population. We consider many factors in developing a new technology presence for our client, including the demographic composition and sociological character of the geographic locality in which the lottery will operate, to ascertain the types of games that will appeal to the local population and the nature of the marketing strategy which we will employ. We may compare one client's circumstances with successful lotteries operating in other jurisdictions to determine the most appropriate games to offer and the most effective marketing techniques as they relate to that population.

     Most CLO's do not possess the capital to implement a sophisticated lottery program. If, after careful analysis, we determine that a lottery warrants our financial assistance, we hope to be in a position to provide financing in the form of a loan to proceed with a relationship. We propose to provide the services and products required to implement on account and retain from the lottery's profits all costs and expenses incurred.

     In a few jurisdictions, gaming regulations require that the lottery managers be licensed with local gaming commissions. We seek to identify and partner with licensed local lottery managers who have earned the highest reputation of integrity and innovation. These entities often agree with us to provide on-site services after installation of the lottery system. They possess the local knowledge necessary to navigate the regulatory requirements. We work closely with our local partners and the regulatory authorities in each of the jurisdictions in which our clients operate to design and operate Web sites and wireless programs that conform to all local laws. These laws may pertain to the features of a lottery, such as the percentage of gross revenues that must be paid back to players in prize money, the determination of the types of games played, the price of each game and the manner in which the lottery is marketed. In addition, the Web sites we design for clients conspicuously post all required applicable gaming laws of that jurisdiction, such as any legal disclaimers.

     We work with the client to develop a program that is profitable to the client, efficient to manage and operate and cost effective to both the CLO and us. Our objective is to create a comprehensive program that offers games which appeal to the user, broaden the base of players and increase prizes. It is our experience that as prize amounts escalate, interest in a lottery increases. This benefits the CLO in that it draws additional attention to the charitable cause underlying the lottery and results in greater ticket sales and more proceeds to distribute to the cause. Growth becomes self-actuating in that as more people play a lottery to win a larger prize, lottery proceeds increase and allow for even larger prizes, drawing more players.

     We construct robust Web sites for our clients capable of handling a high volume of traffic. We host the Web sites on servers located in the United Kingdom, five of which are owned by us and the balance of which we lease from an independent third party, Alladdin Limited. Web sites are designed to ease registration and use and to promote maximum security. To date, we have retained the services of Alladdin to operate and maintain our servers in the United Kingdom and to support our clients' Web sites as required in our agreements with them on a 24/7 basis.

     Visitors register to play games on our clients' Web sites in confidence, securely deposit funds and begin playing games shortly after acknowledgement of registration by the CLO. Financial transactions are executed behind firewalls using encryption software and all deposits and disbursements are confirmed by independent, internationally reputable banks.

     Initially, our client lottery Web sites offer a variety of video lottery games. We continually analyze each client's operations to devise and implement appropriate marketing strategies and introduce new games which we believe will be appealing and attract local players. The introduction of new games retains loyal visitors to the site and attracts new ones in an effort to grow prize levels. Members of our management team have extensive experience developing new lottery game formats. In addition, we also purchase and license lottery game formats from third parties.

     An important feature of our clients' Web sites is the ability to include advertising banners on appropriate screens. In many instances, the charity underlying the lottery will enjoy strong public support, such as a national Olympic organization. These Web sites may draw a wide range of visitors, including those who do not normally play lottery games, who seek to support the host organization. This ability will allow us to creatively support co-promotions with local companies. It is our intent to market extensively with large, well-known local companies whose name will be attached to the specific game.

     With each client, we will expand distribution of various games to include access by way of wireless devices and mobile telephones. At such time as a lottery is operating within our expected parameters, we will commence the process of identifying and obtaining the services of local telephone/wireless companies and establish working protocols to provide private and secure access to our client's lottery games via wireless devices and mobile telephones. Given the increasing pervasiveness of these apparatus, extension of our operations to include these modalities will allow us to tap into an as yet to be fully exploited revenue stream. Players will have access to a wide range of games developed specifically for these devices and will be able to play anywhere within their service coverage area. We believe that these games will be of particular appeal to young adult players who have integrated these technologies into their every-day lives.

     The final implementation phase encompasses expansion into land-based operations. We will assist the lottery organization in expanding an existing network of land-based retailers or creating a new retailer network, as required. In many countries, banks, post offices and independent kiosks act as ticket retailers and receive a per ticket fee for their services. Given the nature of the underlying charitable causes of our clients, these entities normally are disposed to serve as retailers of tickets. Moreover, our business model assumes significant margins on sales of land-based lottery tickets and we will be able to provide a real financial inducement to these entities to participate in ticket sales. In those countries where access to the Internet use is limited, land-based sales of lottery tickets will expand market penetration and can provide significant additional revenues.

MARKETING OF OUR CLIENTS' LOTTERIES

     As provided in our client agreements, marketing, advertising and promoting our clients' lotteries represents an integral component of the services we provide. We work with our clients to develop marketing programs that account for and incorporate local cultural values. We devise marketing strategies that encompass traditional advertising media, public relations and co-promotional campaigns. We seek to place click-on banner advertisements on popular local Web sites as a means of directing traffic to our clients' online lotteries. In addition, we advertise in national and regional newspapers and special interest magazines. We will actively pursue co-promotion programs with local companies for added exposure. When we implement the land-based phase of a client's lottery operations, we believe that a significant portion of the marketing can be conducted through ticket sales agents at the point of sale.

CONTRACT PROCUREMENT

     To a large degree, lottery contracts are secured on the basis of pre-existing relationships between personnel of lottery management companies such as ours and lottery licensees. We are dependent upon the relationships members of our management have developed during the course of their respective careers. Industry knowledge, personal integrity and credibility within the world-wide lottery community are valuable resources which are gained after years of operational and marketing experience. Our lottery personnel average over twenty years of experience in the industry and have fostered and maintain the types of relationships that allow us to present our programs to existing and newly organized lotteries. Performance is also an important factor and our management has been successful in demonstrating the positive results experienced by their previous clients.

     We market our services to potential clients on the basis that we can provide them with (i) lottery operations expertise, (ii) state-of-the-art technologies and Web site design; (iii) the ability to grow and offer prizes far larger than they have as off-line lotteries; (iv) a wide variety of new gaming formats; (v) secure transaction processing and accurate accounting; and, perhaps most importantly, (vi) greater credibility within their host jurisdiction resulting from an affiliation with a professional lottery organization.

CONTRACTS WITH CLIENTS

     Under a typical client agreement, we are required to develop, install, operate and maintain an Internet lottery system for a client, while retaining ownership of the lottery system. In addition, we are responsible for: implementing all manner of accounting and auditing systems and maintaining financial records; the collection of lottery monies; the selection of winners, and the financial responsibility for the payment of prizes. Most importantly, we are required to maintain conformity with all local gaming laws and other applicable regulations pertaining to our operation of lotteries on behalf of our clients. In some cases, we agree to provide the funds required to implement a client's lottery and are repaid from lottery proceeds on terms specified in our contract with a lottery.

     Because some jurisdictions have regulations which require that lottery managers be licensed with the local gaming commission, we retain or enter into partnerships with duly licensed local entities and consultants with whom we contract for representation in specific market areas. These entities are familiar with local gaming regulations and assist developing and implementing lottery programs and systems that comply with all local laws. These licensees and consultants often agree with us to provide on-site services after installation of the lottery system.

     We seek to enter into long-term agreements with our clients that extend for a period of at least five years. Our agreements usually are subject to automatic extensions for additional 5-year periods in the event we achieve certain negotiated benchmarks relating to the proceeds generated by a lottery and paid to the client.

     Revenues under our client agreements are generally based upon a percentage of net lottery ticket sales. The level of lottery ticket sales within a given jurisdiction is determined by many factors, including population density, the types of games played and the games' design, the size and frequency of prizes, the nature of the lottery's marketing efforts and the length of time the lottery system has been in operation.

     Under our client agreements, we retain title to the lottery system and typically provide our clients with the services necessary to operate and manage the lottery system. We install and commence operations of a lottery system after being awarded the agreement and, following the start-up of the lottery system, we are responsible for all aspects of the system's operations.

     We operate lottery systems for all of our clients through a shared central computer system. We assign members of our staff to interface with lottery personnel with respect to all matters of our operations, including specialists dedicated to Web site operation, marketing, and product offerings and customer service representatives who service and maintain the system.

OUR BUSINESS PARTNERS

     A key to our success and the success of our clients is the underlying integrity of our organization and the product we develop for them. We market our services and products to clients on the basis that their affiliation with us will lend needed credibility to develop and support a thriving organization with the potential to increase lottery revenues. Toward that end, we have been highly selective with respect to our industry partners. We work with Barclay's Bank in the United Kingdom to handle all financial transactions between us and our clients and visitors to our clients' Web sites. All transactions and accounting procedures are automated to avoid human error. In addition, we, along with the leaders of some of our client charities, have established the Global Charity Lottery Commission (GCLC) to serve as an independent regulatory entity to oversee and manage financial transactions of lotteries operated by CLO's. This organization verifies transactions, identifies suspected fraud or money laundering, maintains industry standards and conducts dispute resolution. The board and management of this organization is comprised of management drawn from various charities and related fields.

GAMES

     We believe that an important factor in maintaining and increasing public interest in lotteries is innovation in game design. Our games are designed to catch the eye and interest of potential players. We work closely with lottery regulators and our clients to design customized lottery games which are intended to appeal to the populations in which our clients are located. We employ principles of demographics, sociology, psychology, mathematics and computer technology in the development of our games. The principal characteristics of game design include frequency of drawing, size of pool, cost per play and setting of appropriate odds. We believe that our management has acquired expertise in game design that will enhance the marketing of our lottery systems.

     We currently have a substantial number of variations of lottery games in our software library and new games under development. We believe that our game library and the "know how" and experience accumulated by our professionals make it possible for us to meet the requirements of our customers for specifically tailored games on a timely and comprehensive basis. In addition, we have engaged third parties to provide us with specific games that we believe will attract players to our clients' sites.

TECHNOLOGY

     We host our clients' lotteries on our servers located in the United Kingdom and operated by a third party that we have retained to undertake some of our operational obligations for our European clients. Our servers are designed to provide continuous availability, a high throughput rate and maximum security. Central computer installations include redundant computers, various peripheral devices (such as magnetic storage devices), and various safety, environmental control and security subsystems (including a back-up power supply). The software we utilize is designed to provide rapid processing, a high degree of security and redundancy to guard against unauthorized access and tampering and to ensure continued operations without data loss.

     Another critical ingredient to our success is the technological support we offer our clients. Avoiding Web site downtime is essential both to our reputation and to our clients' ability to maximize their revenues. We monitor and maintain the Web sites and servers on a 24/7 basis to avoid any possibility of downtime or loss of service.

COMPETITION

     The lottery market is divided into three distinctive categories: large government operated lotteries; small government operated lotteries; and independently operated charity lotteries. Present lottery suppliers concentrate their marketing efforts on the large government operated lotteries. As government operated lotteries, these lotteries have the financial wherewithal to install substantial dedicated lottery systems and equipment. Competition for this clientele is competitive; however, this segment of the market is supported by only a few known companies. Competition for small and mid-sized government and charity operated lotteries has become more competitive over time as new revenue avenues are explored. To date, neither the charity lottery marketplace nor the Internet/wireless lottery marketplace has been significantly penetrated. We have conducted an internal investigation as to those entities specifically engaged in servicing charitable lottery organizations and have determined that this market currently is under-serviced. We believe that by being the first company dedicated to serving this market and given the experience and aptitude of our management, we will be able to establish ourselves as the premier provider of services and products to charitable lottery organizations.

     Of important note is that the core business of all major lottery suppliers is based on land based games and dedicated equipment. Substantial capital is invested in these systems, whether they be print facilities to produce instant "scratch" tickets, sales terminals to sell on-line lottery games, or video lottery terminals. It is this substantial capital investment that drives these companies to compete for the large lottery projects. Small lottery operations do not generate the volume required to justify the capital expenditure on their part. Their products and solutions are too expensive to be competitive in the smaller lottery market.

     The Internet-based solution we offer do not rely on the products or services that the large lottery service organizations currently market. Entering this market and encouraging clients to explore this technology would have to be done at a substantial capital loss as it decreases the industry's reliance on its current products. Additionally, Internet technology creates a client conflict for these companies. Currently, most of their clients protect their sales boarders by offering land based games only. The development of Internet/wireless gaming formats may adversely affect the technology hold they have on their existing client base.

     We are not reliant on these large government lotteries for success. We do not have to make the large capital investment in equipment that would otherwise deter us from this approach.

GOVERNMENT REGULATION

     Lotteries may be lawfully conducted only in jurisdictions in which they are expressly permitted by law and are subject to extensive government regulation. Regulation typically includes some form of licensing of applicants and their subsidiaries. Applicants for, or holders of, a license are subject to a broad examination including, among other items, financial stability, integrity and business experience. Although certain of the features of a lottery, such as the percentage of gross revenues that must be paid back to players in prize money, are sometimes fixed by legislation, lottery regulatory authorities generally exercise significant discretion, including the determination of the types of games played, the price of each wager, the manner in which the lottery is marketed, the selection of the vendors of equipment and services and the retailers of lottery products. Laws and regulations applicable to lotteries in foreign jurisdictions evolve and are subject to change, and the effect of such changes on our ongoing and potential operations cannot be predicted with certainty.

     Many jurisdictions require detailed background disclosure on a continuous basis from, and conduct background investigations of, the provider, its subsidiaries and affiliates and its principal shareholders. Regulators generally conduct background investigations of the provider's employees who will be directly responsible for the operation of the system, and most jurisdictions reserve the right to require the removal of employees whom they deem to be unsuitable or whose presence they believe may adversely affect the operational security or integrity of the lottery. Certain jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically five percent or more) of a provider's securities. The failure of beneficial owners of our securities to submit to background checks and provide such disclosure could jeopardize the award of a lottery contract to us or provide grounds for termination of an existing lottery contract.

     The award of lottery contracts and ongoing operations of lotteries in international jurisdictions also are extensively regulated. Restrictions may be imposed on foreign corporations seeking to do business in such jurisdictions and, as a consequence, we may have to partner with local companies when seeking foreign lottery contracts.

     We believe we are currently in substantial compliance with all regulatory requirements in the jurisdictions where we operate. Any failure to receive a material license or the loss of a material license that we currently hold or our failure to remain in compliance with local laws could have a material adverse effect on our overall operations and financial condition.

EMPLOYEES

     As of March 1, 2004, we had approximately 12 full-time employees, including our management. Our employees are not represented by any labor union. We believe that our relationship with our employees is satisfactory.

DESCRIPTION OF PROPERTY

     Our principal executive offices are located at 1400 Technology Drive, Harrisonburg, Virginia, where we lease approximately 1,850 square feet of office space. We have leased this space through September 2004 and have the right to extend the term on a month-to-month basis, assuming that we are not in default under the lease. The monthly rent for this space is $3,000.

     We also lease approximately 2,200 square feet of office space at Hillsboro Tower, 1800 - 4th Street S.W., Calgary, Alberta, Canada. We lease this space through December 31, 2004 at a monthly rent of $2,790 (Canadian). Our software and game developers operate from this facility.

     We have not determined our future requirements for office space but expect that adequate space will be available on acceptable terms and conditions as necessary.

RISK FACTORS

     An investment in our securities is speculative and involves a high degree of risk. Potential investors should carefully consider the risks described below and elsewhere herein, including the financial statements and related notes before purchasing our securities. The risks set forth below are not the only ones our Company will face. Additional risks and uncertainties may also adversely impair our business operations. If any of these risks actually occur, our business, financial condition, and/or results of operations would likely suffer significantly.

WE ARE A YOUNG COMPANY WITH A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND HAVE NOT GENERATED ANY REVENUES FROM OPERATIONS.

     To date, our operations have consisted primarily of conducting an analysis of our industry and developing our business model. In addition, we have entered into agreements with six clients, two of which currently are operating lotteries. Accordingly, we have only a limited operating history on which you can base an investment decision in our securities. Since our inception, we have not generated any revenues from operations and have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. For the nine months ended December 31, 2003, our operating subsidiary incurred net losses of $885,414. Specifically, to be profitable, we must identify more clients and implement our lottery systems.

     We cannot assure you that we will be able to execute our business model on a wide-scale basis or that we ever will achieve profitability. The likelihood of our success must be considered in light of the problems, expenses and complications frequently encountered in connection with the development of a new business and the competitive environment in which we operate.

WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

     At January 31, 2004, we had a working capital deficit of $1,567,404. The independent auditors' report to our financial statements for the year ended March 31, 2003, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations, negative cash flows from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments as a result of that uncertainty.

     We do not currently have sufficient financial resources to fund our operations. We will require significant additional capital to fund our future operations. To date, we have not generated any revenues from operations. We will require significant additional capital to fully implement our business, operating and development plans, including capital to stabilize our balance sheet to satisfy the requirements of regulatory authorities that may review our financial condition in connection with approving us to provide services to a CLO and to finance certain operations of our clients until they are in a position to repay us for services rendered and costs and expenses incurred on their behalf. In addition, we are party to three contracts to provide services and products to clients but have been unable to execute our obligations under these agreements because we lack the capital therefor. While we have no liability under these agreements if we are unable to perform, our inability to initiate the provision of services under these agreements will negatively impact our financial condition and adversely reflect on our reputation, which may materially harm our business.

     Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unable to raise additional funds when we need them, we may have to curtail or discontinue our operations.

GOVERNMENT REGULATIONS AND OTHER ACTIONS AFFECTING THE LOTTERY INDUSTRY COULD HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

     In many of the jurisdictions where we currently operate or seek to do business, lotteries are not permitted unless expressly authorized by law. The successful implementation of our growth strategy and our business could be materially adversely affected if jurisdictions that currently authorize lotteries do not continue to permit such activities or otherwise change existing laws which negatively impact our operations and growth plans.

     The operations of ongoing lotteries and lottery operators are typically subject to extensive and evolving regulation. While we generally work with local partners who are specifically licensed and authorized to provide services by the lottery commission in each of the jurisdictions in which we service clients, regulatory authorities that oversee lotteries may desire to conduct an intensive investigation of us and our employees prior to and after the award of a lottery contract. Lottery authorities may require the removal of any of our employees deemed to be unsuitable and are generally empowered to disqualify us from receiving a lottery contract or operating a lottery system as a result of any such investigation. Some jurisdictions may seek to conduct extensive personal and financial disclosure and background checks on persons and entities beneficially owning a specified percentage (typically five percent or more) of our securities. The failure of these beneficial owners to submit to such background checks and provide required disclosure could jeopardize the award of a lottery contract to us or provide grounds for termination of an existing lottery contract.

     Because our reputation for integrity is an important factor in our business dealings with lottery and other governmental agencies, a governmental allegation or a finding of improper conduct on our part or attributable to us in any manner could have a material adverse effect on our business, including our ability to retain existing contracts or to obtain new or renewal contracts. In addition, continuing adverse publicity resulting from these investigations and related matters could have a material adverse effect on our reputation and business.

     Moreover, proceeds generated by lotteries are dependent upon decisions made by lottery authorities over which we have no control with respect to the operation of these games, such as matters relating to the marketing and prize payout features of these lottery games. Because we are typically compensated in whole or in part based on a gross lottery sales, lower than anticipated sales due to these factors could have a material adverse effect on our revenues.

OUR PROFITABILITY WILL BE DEPENDENT ON OUR ABILITY TO RETAIN AND EXTEND OUR EXISTING CONTRACTS AND WIN NEW CONTRACTS.

     We derive our revenues and generate cash flow from contracts to operate lotteries. Upon the expiration of a contract, lottery authorities may award new contracts through a competitive procurement process. In addition, our lottery contracts typically permit a lottery authority to terminate the contract at any time for failure to perform and for other specified reasons, and future contracts may permit the lottery authority to terminate the contract at will with limited notice and may not specify the compensation, if any, to which we would be entitled were such termination to occur.

     The termination of or failure to renew or extend one or more lottery contracts, the renewal or extension of one or more lottery contracts on materially altered terms or the loss of our assets without compensation could, depending upon the circumstances, have a material adverse effect on our business, financial condition, results and prospects.

SLOW GROWTH OR DECLINES IN SALES OF INTERNET/WIRELESS LOTTERY GOODS AND SERVICES COULD ADVERSELY AFFECT OUR FUTURE REVENUES AND PROFITABILITY.

     Our success will be predicated, in part, on the success of the lottery industry, as a whole, in attracting and retaining players in the face of increased competition for the consumers' entertainment dollar (which competition may well increase further in the future), as well as our own success in developing innovative products and systems to achieve this goal. Our failure to achieve these goals could have a material adverse effect on our business, financial condition and results and prospects.

WE HAVE SIGNIFICANT FOREIGN CURRENCY EXPOSURE.

     All of our business is international and our consolidated financial results are significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States dollars and from the translation of foreign currency balance sheet accounts into United States dollar balance sheet accounts. We are exposed to currency exchange rate fluctuations because all of our revenues are denominated in currencies other than the United States dollar. Exchange rate fluctuations may adversely affect our operating results and our results of operations.

WE ARE SUBJECT TO THE ECONOMIC, POLITICAL AND SOCIAL INSTABILITY RISKS OF DOING BUSINESS IN FOREIGN JURISDICTIONS.

     We expect to derive all of our revenues from operations outside the United States. Accordingly, we are exposed to all of the risks of international operations, including increased governmental regulation of the lottery industry in the markets where we operate; exchange controls or other currency restrictions; and significant political instability. The occurrence of any of these events in the markets where we operate could jeopardize or limit our ability to transact business in those markets in the manner we expect and could have a material adverse effect on our business, financial condition, results and prospects.

WE PRESENTLY RELY ON TWO CUSTOMERS AND THE LOSS OF EITHER OF THESE CUSTOMERS COULD HARM OUR RESULTS.

     We have implemented lotteries for only two clients. If we were to lose these clients, or if they experience slow lottery ticket sales our business, financial condition, results and prospects could suffer.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

     We expect to experience significant fluctuations in our operating results from quarter to quarter due to such factors as the amount and timing of product sales, the occurrence of large jackpots in lotteries (which increase the amount wagered and our revenue) and expenses incurred in connection with lottery start-ups. Fluctuations in our operating results from quarter to quarter may cause our operating results to be below the expectations of securities analysts and investors.

WE OPERATE IN A COMPETITIVE ENVIRONMENT.

     New competition could adversely affect our ability to win renewals of contracts from our existing customers or to win contract awards from other lottery authorities. In addition, awards of contracts to us can be, from time to time, challenged by our competitors. Increased competition also may have a material adverse effect on the profitability of contracts which we do obtain.

WE MAY BE SUBJECT TO SUBSTANTIAL PENALTIES FOR FAILURE TO PERFORM UNDER OUR CONTRACTS.

     Our lottery contracts typically permit termination of the contract at any time for failure by us to perform and for other specified reasons and may contain demanding implementation and performance schedules. Failure to perform under these contracts may result in substantial monetary liquidated damages, as well as contract termination. These provisions in our lottery contracts present an ongoing potential for substantial expense.

WE MAY NOT BE ABLE TO DELIVER GAMES THAT ARE APPEALING TO PLAYERS WHICH MAY CAUSE THEM TO SEEK ALTERNATIVES TO THE LOTTERIES OPERATED BY OUR CLIENTS, WHICH WOULD NEGATIVELY IMPACT OUR BUSINESS, FINANCIAL CONDITION, RESULTS AND PROSPECTS.

     We develop or acquire games that we believe will be appealing to the local population in which our clients operate. To the extent that we are not able to offer games that players find appealing and they seek out other lottery games at the expense of our clients, our revenues and results of operations will materially suffer.

OUR BUSINESS PROSPECTS AND FUTURE SUCCESS DEPEND UPON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

     To some extent, our business is built upon relationships developed by our management with lottery officials around the world. Our business prospects and future success depend, in part, upon our ability to retain and to attract qualified managerial, marketing and technical employees. Competition for such employees is sometimes intense, and we may not succeed in hiring and retaining the executives and other employees that we need. If we are not able to retain and attract qualified technical and management personnel, we will suffer diminished chances of future success.

OUR REPUTATION AND, CONSEQUENTLY, OUR BUSINESS PROSPECTS ARE DEPENDENT ON THE INTEGRITY OF OUR PERSONNEL AND THE SECURITY OF OUR SYSTEMS.

     The integrity of a lottery, both real and perceived, is critical to its ability to attract players. We seek to maintain the highest standards of personal integrity for our personnel and system security for the Web sites we host for our clients. Allegations or findings of impropriety by any of our personnel or actual or alleged security defects or failures attributable to us, could have a material adverse effect upon our business, financial condition, results and prospects, including our ability to retain existing contracts or obtain new or renewal contracts.

OUR INTELLECTUAL PROPERTY IS NOT PROTECTED BY PATENTS AND WE DO NOT INTEND TO SEEK PATENT PROTECTION FOR SUCH PROPERTY. TO THE EXTENT THAT OTHERS ARE ABLE TO OBTAIN ACCESS TO OUR PROPRIETARY INFORMATION, OUR BUSINESS MAY BE MATERIALLY HARMED.

     We have not sought patent protection for any of our proprietary property. We rely on trade secrets, proprietary know-how and technology which we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. We can not assure you that these agreements will not be breached, that we would have adequate remedies for any breach of these agreements, or that the trade secrets and proprietary know-how embodied in the technologies in which we have an interest will not otherwise become known or be independently discovered by others.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS.

     As permitted by the corporate laws of the State of Florida, we have included in our Articles of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our By-Laws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

WE HAVE NO INTENTION OF PAYING DIVIDENDS ON OUR COMMON STOCK IN THE NEAR FUTURE AND HOLDERS OF OUR COMMON STOCK WILL HAVE TO RELY ON THE APPRECIATION THEREOF TO REALIZE ANY MONIES FROM HOLDING THESE SECURITIES.

     We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Management intends to retain any earnings to finance the growth of its business. Management cannot assure you that the company will ever pay cash dividends. Accordingly, holders of our common stock will have to rely on the appreciation thereof to realize any monies from holding these securities.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES OF COMMON STOCK DUE TO THE ABSENCE OF A TRADING MARKET AND THUS YOU MAY NEVER REALIZE ANY MONIES FROM HOLDING THESE SECURITIES.

     There is currently no public trading market for our common stock. As of the date hereof, the only manner in which to dispose of our common stock is in a private transaction. If no active trading market develops for our common stock, holders of our common stock will have to rely on the appreciation thereof to realize any monies from holding these securities.

MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE AND MAINTAIN MANAGEMENT AND CONTROL OVER THE COMPANY, EVEN IF THEY ARE UNSUCCESSFUL.

     Our directors, officers, affiliates and certain entities controlled by them own approximately 72.78% of the outstanding shares of our common stock. As a result, these persons will control all matters that require stockholder approval, such as the election of directors, approval of a corporate merger, increasing or decreasing the number of outstanding shares, amending our articles of incorporation and effecting stock splits.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth our officers and directors as of March 31, 2004:

Name                          Age       Title
----                          ---       -----

Nathan Miller                  61       President, Chief Executive Officer
                                        and Director

Michael Shroyer                62       Executive Vice President

Randolph H. Brownell, III      36       Vice President of Corporate
                                        Development and Acquisition

John Carson                    49       Director, Lottery Network Services Ltd.

Joseph Dresner                 79       Director

Milton Dresner                 79       Director

Nancy Bowman                   62       Director

Frederick Winters              48       Director

     All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors elects the officers annually.

     We presently do not compensate our directors.

     Nathan Miller has been a director of our Company since March 19, 2004. He has been involved with the start-up management and funding of Lottery Network Services, Ltd. since its inception. Mr. Miller's undergraduate degree is a B.A. in Economics and he holds a Juris Doctorate degree from the University of Richmond Law School. Mr. Miller has been a practicing attorney for over thirty
(30) years with a focus in business and corporate law. He is a former member of the Virginia House of Delegates and Virginia Senate and has broad experience in business start-up development and management. Currently, he is involved in the operation, management and funding of over twenty (20) business entities with a range of business activities including real estate, manufacturing and technology development. Mr. Miller is a director of TreasureTrivia, an entity from which we purchased certain assets.

     Michael J. Shroyer has been our Executive Vice President since March 2004. Mr. Shroyer became semi-retired in 2001 after a 37-year career in manufacturing related positions. Educated as a Mechanical Engineer, Mr. Shroyer functioned as General Manager for Dunham-Bush, Inc. a manufacturer of industrial air conditioning products. He has operated in several U.S. Dunham-Bush facilities as well as in Malaysia, Australia and China. During his last ten years with Dunham-Bush, he was responsible for the expansion of the business in Asia to include the project management of new factory facilities, marketing, sales, service and general management of these new facilities. Mr. Shroyer was also affiliated with The Howden Fan Company. During his three-year tenure with that company, he performed project management duties which included the product consolidation of a new plant facility in South Carolina. Mr. Shroyer managed the product consolidation from other Howden facilities in Scotland, South Africa, Australia, Malaysia and China to the new South Carolina facility. In 2002, Mr. Shroyer joined the Virginia Technology Incubator, an affiliate of our Company, as a consultant to the various concerns under VTI business umbrella.

     Randolph H. Brownell, III has served as our Vice President of Development and Acquisitions since March 2004. Since 1996, he has served as president of Virginia Business Planning and Investments LLC. Until 2002, he was active in the operational management of Virginia Business Planning and Investments LLC and conducted all day to day operating activities, created business and marketing plans for various clients, structured and closed financings of up to $5 million, provided business oversight for clients, helped to liquidate companies, evaluated business opportunities and handled international travel and management for numerous clients. Since 2002, Mr. Brownell has served as a director of Lottery Network Services Ltd. and was responsible for overseeing all company employees, co-developing business and strategic planning and preparing and managing that company's budgets and investment activities. In addition, Mr. Brownell made presentations to potential investors and worked to develop joint ventures, managed and made presentations to other companies in a lead business development role and managed the filings and all corporate documents in Ireland and served as the chair on all board meetings. Mr. Brownell is the president and a director of TreasureTrivia, an entity from which we purchased certain assets.

     John Carson has been a director of Lottery Network Services Ltd. since 2001. He has been an innovator in the lottery industry, having introduced new lottery program delivery models and game formats. During his seventeen years in the industry, he has been responsible for all aspects of the operation of lottery companies, including obtaining financing, and increasing profits in each the ventures in which he previously has been involved. From 1993 to 2000, he was the president and chief executive officer of C.G.I. Inc. where oversaw all sales, operational and administrative functions of the corporation and managed all international sales efforts, securing contracts in 16 countries. From 1988 to 1993, Mr. Carson was an officer at Webcraft Technologies, Inc., as president of the lottery division during 1990 through 1993, as vice president of international sales from 1988 to 1990 and as director of financial planning and business development from 1987 to 1988. At Webcraft, he was responsible developing new markets, securing financing for a number of international joint ventures and developing new products, including the introduction of licensed entertainment products to the lottery industry. During 1986 and 1987, he served as a senior account executive at Columbia Pictures where he launched seven first run projects and sold first run television shows throughout the Midwest region.

     Joseph Dresner has been a director of our company since March 18, 2004. Mr. Dresner has been private investor during the last five years, seeking out emerging companies in high growth industries. Mr. Dresner is the brother of Milton Dresner, a director of the Company.

     Milton Dresner has been a director of our company since March 18, 2004. For the past 40 years, Mr. Dresner has been co-owner of Highland Management, Highland Construction, Highland Industrial Development, Highland Manufactured Home Properties, and Highland Motel Properties. Together, these five interacting organizations were involved in every facet of land development, construction, management and leasing. The Highland Companies have developed, constructed and managed industrial complexes, multi-family units, manufactured home communities, motels and residential subdivisions. He is also a partner in several investment banking firms in New York. Mr. Dresner is a life-long entrepreneur and respected businessman, Mr. Dresner has nearly 50 years of experience in a variety of industries including real estate, equities and retail. Additionally, Mr. Dresner holds dozens of corporate positions ranging from director, partner and co-owner, to stockholder and investor. Mr. Dresner is the brother of Joseph Dresner, a director of the Company.

     Ms. Bowman has been a director of our company since March 2004. Ms. Bowman serves as an officer and director of several private companies to which she devotes her time as required. She has acquired significant administrative experience and understands the organizational mechanisms of corporate management. Ms. Bowman serves as the Secretary and Treasurer of TreasureTrivia.com Ltd., an entity from which we acquired certain software and which is owned in part, by holders of our Common Stock. Nancy Bowman, one of our directors, is the secretary and treasurer of TreasureTrivia, an entity from which we purchased certain assets.

     Frederick Winters has been a member of our Board of directors since March 18, 2004, the date on which we closed the Share Exchange Agreement. Since 2002, Mr. Winters has served as the chief executive officer, vice president-business development and a director of NuPOW'R LLC, a company engaged in the development of electric power systems. During 2001 and 2002, he served as the vice president of Brighton Exchange Group, a business development company. From 2000 to 2001, he was the chief executive officer of Televend, Inc., a telephony based mobile commerce company. From 1978 to 2001 Mr. Winters served in the Untied States Marine Corp., achieving the rank of Lieutenant Colonel. Mr. Winters was appointed to the Board as representative of the holders of our company's stock prior to the date of the Share Exchange Agreement. There are no agreements to retain Mr. Winters on the board after the next annual meeting at which directors are elected.

EXECUTIVE COMPENSATION

     The following table sets forth the information regarding compensation paid to the Chief Executive Officer and any other person who received in excess of $100,000 in annual compensation during the last two fiscal years.

                           Summary Compensation Table

Name and Principle Position            Year           Salary
---------------------------            -----          ------
Nathan H. Miller,
President and CEO                      2004           $1.00
                                       2003           $1.00

Randolph H. Brownell, III,
Vice President (1)                     2004           $109,000

(1) Mr. Brownell agreed to defer $35,000 of his salary for the period ended March 31, 2004 until such time as the Company is financially capable of making such payment.

STOCK OPTION PLANS

     We have not yet adopted any stock option plans and there are no options or other convertible securities issued or outstanding as of the date of this report.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     At March 30, 2004, there were 11,000,000 shares of our Common Stock outstanding. The following table sets forth information as of March 30, 2004, regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director and officer and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                    Amount of
Name of                             Beneficial         Percent of Outstanding
Beneficial Owner (1)                Ownership           Shares of Class Owned
--------------------                ---------           ---------------------

Nathan Miller (2)                   3,345,715                   27.28%
Michael Shroyer                       -0-                         -0-
Randolph H. Brownell, III (3)         274,286                    2.49%
John Carson (4)                       887,714                    8.01%
Joseph Dresner                      2,000,000                   18.19%
Milton Dresner                      2,000,000                   18.19%
Nancy M. Bowman (5)                   385,714                    3.51%
Frederick Winters (6)                -0-                          -0-

All officers and directors
as a group (7 persons)              8,005,715                   72.78%

----------
(1) The address for each of the persons identified in the foregoing table is care of the company.

(2) Includes 354,715 shares over which Mr. Miller exercises beneficial control which are registered in the names of entities in which Mr. Miller is a part owner along with Randolph Brownell, III and Nancy Bowman.

(3) Does not include an aggregate of 354,715 shares of Common Stock held by two corporations which are owned jointly by Mr. Brownell and in one case Nathan Miller and, in the other, Mr. Miller and Nancy Bowman, directors of the Company.

(4) Includes 600,000 shares of common Stock held by The John C. Carson Revocable Trust for which Mr. Carson is the trustee.

(5) Mrs. Bowman's husband, Kenneth Bowman, owns 385,714 shares of our common stock. Mrs. Bowman disclaims any beneficial ownership of, or dispositive power over, the shares of Common Stock owned by Mr. Bowman.

(6) Mr. Winters was appointed to serve as a director of our Company in accordance with the provisions of the Share Exchange Agreement between Lottery Network Services, Ltd. and Residential Resales, Inc.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     During March 2004, Nathan Miller, one of our directors, converted an aggregate of $419,515 of debt of Lottery Network Services Ltd. into 9,000 ordinary shares of that company. The debt was converted at premiums above the par value per Lottery Network Services ordinary share at prices ranging from $23.60 per share to $141.73 per share. Pursuant to the Share Exchange Agreement, Mr. Miller converted all of his shares of Lottery Network Services into 3,000,000 shares of our Common Stock. At March 31, 2004, Lottery Network Services was indebted to Mr. Miller in the amount of $166,340, which is repayable on terms to be determined.

     During March 2004, Joseph Dresner, a director of the Company and the brother of Milton Dresner, (i) converted the amounts due under Secured Convertible Loan Stock agreements with Lottery Network Services Ltd., our Irish subsidiary, dated April 3, 2003 and May 1, 2003 in the aggregate amount of $200,000 into 3,000 ordinary shares Network Lottery Services at a premium of $66.65 per share above the par value thereof and (ii) converted all amounts due under a Cumulative Redeemable Unsecured Loan Stock agreement dated June 27, 2003 into 1,412 ordinary shares of Lottery Network Services at a premium of $70.83 per share above the par value thereof. Pursuant to the Share Exchange Agreement, Mr. Dresner converted all of his shares of Lottery Network Services into 2,000,000 shares of our Common Stock. At December 31, 2003, Lottery Network Services was indebted to Mr. Dresner in the amount of $448,726, which is repayable on terms to be determined.

     During March 2004, Milton Dresner, a director of the Company and the brother of Joseph Dresner, (i) converted the amounts due under Secured Convertible Loan Stock agreements with Lottery Network Services Ltd., our Irish subsidiary, dated April 3, 2003 and May 1, 2003 in the aggregate amount of $200,000 into 3,000 ordinary shares Network Lottery Services at a premium of $66.65 per share above the par value thereof and (ii) converted all amounts due under a Cumulative Redeemable Unsecured Loan Stock agreement dated June 27, 2003 into 1,412 ordinary shares of Lottery Network Services at a premium of $70.83 per share above the par value thereof. Pursuant to the Share Exchange Agreement, Mr. Dresner converted all of his shares of Lottery Network Services into 2,000,000 shares of our Common Stock. At December 31, 2003, Lottery Network Services was indebted to Mr. Dresner in the amount of $437,026, which is repayable on terms to be determined.

     We lease our offices in Harrisonburg, Virginia from Virginia Technology Incubator, LLC, a company owned, in part, by Nathan Miller, Nancy Bowman and Randolph Brownell, who are officers and/or directors of our company. We have leased these offices through September 2004 at a cost of $3,000 per month, though we believe we can extend this lease and increase or decrease the amount of space we lease as necessary to suit our requirements. During the fiscal year ended March 31, 2003, we paid aggregate rent to Virginia Technology Institute for said year in the amount of $12,146. The lease agreement was negotiated on terms no better than we could have obtained from an unaffiliated third party.

     One of our directors, Nathan Miller, is a partner of the law firm of Miller & Earle, PLLC. This firm has provided certain legal services to us during the last two years. During fiscal 2003 and fiscal 2002, we paid Miller & Earle and aggregate of $0 and $7,500, respectively, for legal services rendered. We believe that the services were rendered on terms and fees no different than we could have obtained from an independent third party.

     Pursuant to an agreement dated April 2, 2003, our company acquired an Internet and wireless instant lottery gaming system for maintaining, managing and administering an electronic lottery and certain programming specifications, development tools and other intellectual property rights in connection with such gaming system from TreasureTrivia.com Ltd. We purchased the gaming system and intellectual property for a price of $2,000 and granted to TreasureTrivia a continuing royalty until April 2, 2010 equal to 8% of the net monthly wins (as defined below) generated from the sale of certain scratch or raffle tickets in behalf of our clients that are based upon the system and the intellectual property. In addition, we have agreed to pay to TreasureTrivia a royalty until April, 2010 equal to 1.75% of the net monthly wins generated from the sale of tickets on our Internet portal, upon the introduction thereof. For purposes of our agreement with TreasureTrivia, the term "net monthly wins" means ticket prices less prizes reasonably anticipated to be paid after deduction of website fees, bank credit card merchant fees, foreign currency exchange charges, bad debts, chargebacks and other bank charges. Prior to our acquisition of TreasureTrivia, a number of our shareholders funded the development of the lottery systems it developed. Members of our management team also are associated with TreasureTrivia in the following capacities: Nathan Miller is the president and a director, Randolph Brownell is a director and Nancy Bowman is the secretary and treasurer of TreasureTrivia.

                                LEGAL PROCEEDINGS

     We are not currently party to any legal proceedings.


Item 7.  Financial Statements and Exhibits.


     (a) We submit with this report the financial statements and related information listed in the Index to Financial Statements on page F-1 following this report's signature page.

     (b) There are filed herewith the following Exhibits:

Exhibit No.  Exhibit Title

2.1* Share Exchange Agreement dated March 19, 2004 by and among the Registrant and Lottery Network Services Ltd.

3(i)(e)*     Articles of Association of Lottery Network Services Ltd.

3(i)(f)*     Memorandum of Association of Lottery Network Services Ltd.

10.1* Agreement dated September 13, 2001, as amended as of January 26, 2004 by and between Lottery Network Services Ltd. and Rehab Net Games Limited.

10.2* Agreement dated December 12, 2001 by and between Lottery Network Services Ltd. and Rehab Charities UK Limited.

10.3* Agreement dated November 27, 2001 by and between Lottery Network Services Ltd. and Tropical Gaming Ltd., Belize.

10.4* Agreement dated February 12, 2002 by and between Lottery Network Services Ltd. and Guatemalan Pediatric Foundation.

10.5* Agreement dated December 7, 2001 by and between Lottery Network Services Ltd. and Intellect Foundation.

10.6* Agreement dated February 3, 2004 by and between Lottery Network Services Ltd. and Carnegie Cooke & Company Inc.

16 Letter of Earl M. Cohen, CPA, PA on change in certifying accountant.

* Previously filed with current report on Form 8-K dated March 31, 2004 as filed with the Securities and Exchange Commission on April 2, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RESIDENTIAL RESALES, INC.

Dated: April 8, 2004
                                            By: /s/ Nathan Miller
                                                --------------------------------
                                                Nathan Miller, President

                          INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report.................................................F-2

Balance Sheets...............................................................F-3

Statements of Operations.....................................................F-4

Statements of Stockholders' Deficit..........................................F-5

Statements of Cash Flows.....................................................F-6

Notes to the Financial Statements............................................F-7

Bouwhuis, Morrill & Company, LLC                        12 South Main, Suite 208
--------------------------------                              Layton, Utah 84041
Certified Public Accountants                                    801-546-1357 Tel
                                                                801-546-1348 Fax






                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Lottery Network Services Limited
(A Development Stage Company)
Harrisonburg, Virginia


We have audited the accompanying balance sheets of Lottery Network Services Limited (a development stage company) as of March 31, 2003 and 2002 and the related statements of operations, stockholders' deficit and cash flows for the years ended March 31, 2003 and 2002 and for the period from inception on July 11, 2000 through March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lottery Network Services Limited (a development stage company) as of March 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended March 31, 2003 and 2002 and for the period from inception on July 11, 2000 through March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has negative working capital, negative cash flows from operations and recurring operating losses which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Bouwhuis, Morrill & Company, LLC

Bouwhuis, Morrill & Company, LLC
Layton, Utah
March 31, 2004

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                                 Balance Sheets


                                     ASSETS


                                                                                              MARCH 31,
                                                                        DECEMBER 31,   -----------------------
                                                                            2003          2003         2002
                                                                      ---------------  ----------   ----------
CURRENT ASSETS                                                          (UNAUDITED)
    Cash and cash equivalents (Note 2)                                $        36,885  $   17,765   $       -
    Prepaid assets                                                              1,000           -           -
                                                                      ---------------  ----------   ----------
      Total Current Assets                                                     37,885      17,765           -
                                                                      ---------------  ----------   ----------
PROPERTY AND EQUIPMENT, NET (Note 2)                                            3,474      14,502           -
                                                                      ---------------  ----------   ----------
      TOTAL ASSETS                                                    $        41,359  $   32,267   $       -
                                                                      ===============  ==========   ==========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

    Bank overdraft                                                    $             -  $        -   $   23,345
    Accounts payable and accrued expenses                                      28,898      33,842        3,411
    Due to related parties                                                     82,985      78,103       35,789
    Note payable, current portion                                                   -      14,787            -
    Notes payable - related parties, current portion                        1,486,745     572,500      180,000
                                                                      ---------------  ----------   ----------
      Total Current Liabilities                                             1,598,628     699,232      242,545
                                                                      ---------------  ----------   ----------


STOCKHOLDERS' DEFICIT

    Common stock, (eurodollar)0.01 par value; 99,990,100 shares authorized, 12,000, 12,000 and 200 shares issued
     and outstanding, respectively                                                107         107            2
    Common stock "A", (eurodollar)0.01 par value; 9,900 shares
     authorized, 9,900 shares issued and outstanding                               94          94           94
    Additional paid-in capital                                                907,094     907,094       99,999
    Stock subscriptions receivable (Note 4)                                       (95)        (95)         (95)
    Accumulated deficit                                                    (2,464,469) (1,574,165)    (342,545)
                                                                      ---------------  ----------   ----------
      Total Stockholders' Deficit                                          (1,557,269)   (666,965)    (242,545)
                                                                      ---------------  ----------   ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $        41,359  $   32,267   $        -
                                                                      ===============  ==========   ==========

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                            Statements of Operations


                                                 FOR THE
                                               NINE MONTHS           FOR THE YEARS ENDED           FROM INCEPTION
                                                  ENDED                    MARCH 31,                   THROUGH
                                               DECEMBER, 31       ----------------------------       DECEMBER 31,
                                                   2003                2003            2002              2003
                                              ---------------     -----------      -----------     ---------------
                                                (UNAUDITED)                                           (UNAUDITED)
NET REVENUES                                  $             -     $         -      $         -     $             -
                                              ---------------     -----------      -----------     ---------------
OPERATING EXPENSES
    Consulting fees                                    68,172         441,982          141,553         651,707
    Depreciation expense                                  600           3,448                -           4,048
    Foreign gaming fees                                90,000               -                -          90,000
    General and administrative                        104,140          63,526           38,106         205,772
    Management fees                                   208,988         254,700           19,000         482,688
    Professional fees                                  27,996          79,364           37,200         144,560
    Programming fees                                  317,114         333,590           99,636         750,340
    Rent expense                                       36,000          12,146                -          48,146
    Website expense                                    32,404          41,598            7,050          81,052
                                              ---------------     -----------      -----------     ---------------
      Total Operating Expenses                        885,414       1,230,354          342,545       2,458,313
                                              ---------------     -----------      -----------     ---------------
LOSS FROM OPERATIONS                                 (885,414)     (1,230,354)        (342,545)     (2,458,313)
                                              ---------------     -----------      -----------     ---------------
OTHER EXPENSES

    Interest expense                                   (4,890)         (1,266)               -          (6,156)
                                              ---------------     -----------      -----------     ---------------
      Total Other Expenses                             (4,890)         (1,266)               -          (6,156)
                                              ---------------     -----------      -----------     ---------------
NET LOSS BEFORE INCOME TAXES                         (890,304)     (1,231,620)        (342,545)     (2,464,469)

PROVISION FOR INCOME TAXES                                  -               -                -               -
                                              ---------------     -----------      -----------     ---------------
NET LOSS                                      $      (890,304)    $(1,231,620)     $  (342,545)    $(2,464,469)
                                              ===============     ===========      ===========     ===============
BASIC NET LOSS PER SHARE                      $           (74)    $      (108)     $    (3,201)
                                              ===============     ===========      ===========
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                    12,000          11,418              107
                                              ===============     ===========      ===========

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                       Statements of Stockholders' Deficit



                                      COMMON STOCK               COMMON STOCK "A"           STOCK       ADDITIONAL
                                 -----------------------     -----------------------     SUBSCRIPTION     PAID-IN      ACCUMULATED
                                   SHARES        AMOUNT        SHARES       AMOUNT        RECEIVABLE      CAPITAL        DEFICIT
                                 ----------    ---------     ----------    ---------     ------------   ----------     -----------
Balance at inception
 on July 11, 2000                       -      $     -               -     $      -      $      -       $       -      $         -

Common stock issued to
 the incorporators of the
 Company on July 12, 2000             100            1           9,900           94           (95)              -                -

Net loss for the period from
inception to March 31, 2001             -            -               -            -             -               -                -
                                 ----------    ---------     ----------    ---------     ------------   ----------     -----------
Balance, March 31, 2001               100            1           9,900           94           (95)              -                -
Common stock issued for
 cash at $1,000 per share
 on March 7, 2002                     100            1               -            -             -          99,999                -
Net loss for the year ended
 March 31, 2002                         -            -               -            -             -               -         (342,545)
                                 ----------    ---------     ----------    ---------     ------------   ----------     -----------
Balance, March 31, 2002               200            2           9,900           94           (95)         99,999         (342,545)
Common stock issued for
 cash at $1,000 per share
 on April 18, 2002                    150            1               -            -             -         149,999                -
Common stock issued for
 services valued at $50 per
 share on April 18, 2002           11,040           98               -            -             -         551,902                -
Common stock issued for
 a related party loan at $62
 per share on April 18, 2002          610            5               -            -             -          37,595                -
Capital contributed by
 shareholders                           -            -               -            -             -          67,600                -
Net loss for the year ended
 March 31, 2003                         -            -               -            -             -               -       (1,231,620)
                                 ----------    ---------     ----------    ---------     ------------   ----------     -----------
Balance, March 31, 2003            12,000          107           9,900           94           (95)        907,094       (1,574,165)
Net loss for the nine months
 ended December 31, 2003
 (unaudited)                            -            -               -            -             -               -         (890,304)
                                 ----------    ---------     ----------    ---------     ------------   ----------     -----------
Balance, December 31, 2003
 (unaudited)                       12,000      $   107           9,900     $     94      $    (95)      $ 907,094      $(2,464,469)
                                 ==========    =========     ==========    =========     ============   ==========     ===========

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                           FOR THE
                                                         NINE MONTHS               FOR THE YEARS ENDED               FROM INCEPTION
                                                            ENDED                        MARCH 31,                      THROUGH
                                                         DECEMBER, 31       --------------------------------          DECEMBER 31,
                                                             2003               2003                2002                  2003
                                                        -------------       -------------       ------------         --------------
                                                         (UNAUDITED)                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                            $  (890,304)        $ (1,231,620)       $   (342,545)        $ (2,464,469)
    Adjustments to reconcile net loss to
    net cash used by operating activities:
      Common stock issued for services                            -              552,000                   -              552,000
      Depreciation expense                                      600                3,448                   -                4,048
      Gain on sale of property and equipment                 (4,359)                                                       (4,359)
    Change in operating assets and liabilities:
      Prepaid assets                                         (1,000)                   -                   -               (1,000)
      Accounts payable and accrued expenses                  (4,945)              30,432               3,411               28,898
      Due to related parties                                  4,883               42,313              35,789               82,985
      Bank overdraft                                              -              (23,345)             23,345                    -
                                                        -------------       -------------       ------------         --------------
      Net Cash Used by Operating Activities                (895,125)            (626,772)           (280,000)          (1,801,897)
                                                        -------------       -------------       ------------         --------------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchases of property and equipment                           -              (17,950)                 -               (17,950)
                                                        -------------       -------------       ------------         --------------
      Net Cash Used by Investing Activities                       -              (17,950)                 -               (17,950)
                                                        -------------       -------------       ------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds from issuance of common stock                        -              150,000            100,000               250,000
    Capital contributed by shareholders                           -               67,600                  -                67,600
    Proceeds from issuance of notes payable                       -               17,950                  -                17,950
    Proceeds from issuance of notes
    payable, related parties                                914,245              430,100            180,000             1,524,345
    Payments on notes payable                                     -               (3,163)                 -                (3,163)
                                                        -------------       -------------       ------------         --------------
      Net Cash Provided by Financing Activities             914,245              662,487            280,000             1,856,732
                                                        -------------       -------------       ------------         --------------
NET INCREASE IN CASH
 AND CASH EQUIVALENTS                                        19,120               17,765                  -                36,885

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                         17,765                    -                  -                     -
                                                        -------------       -------------       ------------         --------------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                                          $    36,885         $     17,765        $         -          $     36,885
                                                        =============       =============       ============         ==============

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)


                                                          FOR THE
                                                        NINE MONTHS            FOR THE YEARS ENDED          FROM INCEPTION
                                                           ENDED                    MARCH 31,                   THROUGH
                                                        DECEMBER, 31     -------------------------------      DECEMBER 31,
                                                            2003            2003                 2002             2003
                                                        ------------     -----------          -----------   --------------
                                                        (UNAUDITED)                                           (UNAUDITED)
SUPPLEMENTAL DISCLOSURES:
    Cash paid for interest                              $         7      $      572           $        -      $      579
    Cash paid for income taxes                          $         -      $        -           $        -      $        -

NON-CASH INVESTING AND FINANCING ACTIVITIES:

    Stock subscription receivable issued                $         -      $        -           $       95      $       95
    for common stock
    Common stock issued for services                    $         -      $  552,000           $        -      $  552,000
    Common stock issued for note payable                $         -      $   37,600           $        -      $   37,600
    Assumption of note payable by a shareholder
    in exchange for a vehicle                           $    14,787      $        -           $        -      $   14,787

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             March 31, 2003 and 2002


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

          Lottery Network Services Limited (the "Company") was organized under the laws of the Republic of Ireland on July 11, 2000. The Company is currently in the business of designing, building, implementing, managing, hosting and supporting internet and wireless based lottery programs.

NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

          a.   Accounting Method

          The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a March 31 year-end.

          b.   Cash and Cash Equivalents

          Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

          c.   Use of Estimates in the Preparation of Financial Statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d.   Property and Equipment

          Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives:

                 Vehicles                                  5 Years
                 Computer Equipment                        4 Years

          e.   Basic Net Loss per Share of Common Stock

          In accordance with Financial Accounting Standards No. 128, "Earnings per Share," basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. There are no common stock equivalents as of March 31, 2003 and 2002.

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             March 31, 2003 and 2002


NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES (Continued)

          f.   Recent Accounting Pronouncements

          In April 2002, the Financial Accounting Standards Board issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements Nos. 4, 44, and 64 and Amendment of FASB Statement No. 13." SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and will not present losses on early retirements of debt as an extraordinary item.

          In June 2002, the Financial Accounting Standards Board issued Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002. The adoption of SFAS 146 had no impact on the Company's financial position, results of operations or cash flows.

          In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At December 31, 2003, the Company does not have any outstanding guarantees and accordingly does not expect the adoption of FIN 45 to have any impact on its financial position, results of operations or cash flows.

          g.   Income Taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, using the liability method. The estimated future tax effect of differences between the basis in assets and liabilities for tax and accounting purposes is accounted for as deferred taxes. In accordance with the provisions of SFAS No. 109, a valuation allowance would be established to reduce deferred tax assets if it were more likely than not that all, or some portion, of such deferred tax assets would not be realized. A full allowance against deferred tax assets was provided as of March 31, 2003.

          At March 31, 2003, the Company had net operating loss carryforwards of approximately $1,900,000 that may be offset against future taxable income through 2023. No tax benefits have been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

          Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             March 31, 2003 and 2002


NOTE 3 -  RELATED PARTY TRANSACTIONS

          The Company has been dependent upon certain individuals, officers, stockholders and other related parties to provide capital, management services, assistance in finding new sources for debt and equity financing, and guidance in the development of the Company's business. The related parties have generally provided services and incurred expenses on behalf of the Company in exchange for shares of the Company's common stock or have provided the necessary operating capital to continue pursuing its business.

          Office Space

          The Company leases office space from Virginia Technology Incubator, LLC (VTI). Some of the Company's major shareholders are the majority owners of VTI. The Company paid rents to VTI in the amount of $12,146 and $-0- during the fiscal years ended March 31, 2003 and 2002, respectively. During the nine months ended December 31, 2003, the Company paid VTI rent of $27,000.

          Notes Payable, Relate Parties

          The Company has been relying to a great extent on certain related parties for operating capital. There have been no significant repayments made on these advances. Due to these transactions the Company has considerable notes payable due to related parties of $1,486,475, $572,500 and $180,000 at December 31, 2003, March 31, 2003
          and March 31, 2002, respectively.

NOTE 4 -  EQUITY TRANSACTIONS

          Effective July 12, 2000, the Company issued 100 shares of common stock and 9,900 shares of common stock "A" shares to the incorporators of the Company at the nominal price of par in exchange for a stock subscription receivable $95. The common stock "A" shares are non-voting, non-participating shares.

          Effective March 7, 2002, the Company sold 100 shares of its common stock to a company for cash of $100,000. Shortly thereafter on April 18, 2002, the Company sold an additional 150 shares of its common stock to the same company for cash of $150,000.

          Effective April 18, 2002, the Company issued 11,040 shares of its common stock for various services rendered valued at $50 per share.

          Effective April 18, 2002, the Company issued 610 shares of its common stock to convert a related party loan in the amount of $37,600.

NOTE 5 -  FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate fair value:

          The carrying amount of cash equivalents and accounts payable approximate fair value due to their short-term nature.

                        LOTTERY NETWORK SERVICES LIMITED
                          (A Development Stage Company)
                        Notes to the Financial Statements
                             March 31, 2003 and 2002


NOTE 6 -  GOING CONCERN CONSIDERATIONS

          As reported in the financial statements, the Company has incurred losses of approximately $1,575,000 from inception of the Company through March 31, 2003. The Company's stockholders' deficit at March 31, 2003 was $666,965 and its current liabilities exceeded its current assets by $681,467. Management's plans to address and alleviate these concerns are as follows:

          The Company's management has developed a strategy of exploring all options available to it so that it can develop successful operations. As a part of this plan, management is currently striving to expand its player base and is in negotiations with key players. In addition, management is in the process of contracting with an investment banking firm in order to raise additional operating capital. In the meantime, key shareholders of the Company have committed to the continued funding of the Company via loans, equity and contributed capital.

          The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 -  SUBSEQUENT EVENTS

          On March 18, 2004, the Company effected a merger with Residential Resales, Inc. (f/k/a Media Acquisitions Group, Inc.) ("RRI"), a publicly traded company. The merger will be accounted for as a recapitalization. Pursuant to the terms of the share exchange agreement RRI issued 10,000,000 shares of its common stock for all of the issued and outstanding shares of the Company as of the date of the merger. As part of the merger agreement RRI will change its name to New Media Lottery Services, Inc.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS



Condensed Combined Pro Forma Balance Sheet.................................. P-2

Condensed Combined Pro Forma Statement of Operations........................ P-3

Summary of Assumptions and Disclosures...................................... P-4

                    RESIDENTIAL RESALES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Condensed Combined Pro Forma Balance Sheet



                                     ASSETS
                                                                               LOTTERY
                                                                               NETWORK
                                                        RESIDENTIAL           SERVICES             PRO FORMA
                                                       RESALES, INC.           LIMITED            ADJUSTMENTS
                                                        JANUARY 31,         DECEMBER 31,            INCREASE           PRO FORMA
                                                           2004                 2003               (DECREASE)           COMBINED
                                                       -------------        ------------          ------------        ------------
CURRENT ASSETS                                          (UNAUDITED)          (UNAUDITED)                               (UNAUDITED)
    Cash and cash equivalents                          $          -         $     36,885          $         -         $    36,885
    Prepaid assets                                                -                1,000                    -               1,000
                                                       -------------        ------------          ------------        ------------
      Total Current Assets                                        -               37,885                    -              37,885
                                                       -------------        ------------          ------------        ------------
PROPERTY AND EQUIPMENT, NET                                       -                3,474                    -               3,474
                                                       -------------        ------------          ------------        ------------
      TOTAL ASSETS                                     $          -         $     41,359          $         -         $    41,359
                                                       =============        ============          ============        ============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable and accrued expenses              $          -         $     28,898          $         -         $    28,898
    Due to related parties                                   10,135               82,985                    -              93,120
    Notes payable, related parties, current portion               -            1,486,745                    -           1,486,745
                                                       -------------        ------------          ------------        ------------
      Total Current Liabilities                              10,135            1,598,628                    -           1,608,763
                                                       -------------        ------------          ------------        ------------
STOCKHOLDERS' DEFICIT
    Common stock                                              3,000                  107               10,000  1           13,000
                                                                                                         (107) 2
    Common stock "A"                                              -                   94                  (94) 2                -
    Additional paid-in capital                                6,500              907,094              (10,000) 1          884,160
                                                                                                          201  2
                                                                                                      (19,635) 3
    Stock subscriptions receivable                                -                  (95)                   -                 (95)
    Accumulated deficit                                     (19,635)          (2,464,469)              19,635  3       (2,464,469)
                                                       -------------        ------------          ------------        ------------
      Total Stockholders' Deficit                           (10,135)          (1,557,269)                   -          (1,567,404)
                                                       -------------        ------------          ------------        ------------
      TOTAL LIABILITIES AND
       STOCKHOLDERS' DEFICIT                           $          -         $     41,359           $        -         $    41,359
                                                       =============        ============          ============        ============

                    RESIDENTIAL RESALES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
              Condensed Combined Pro Forma Statements of Operations
                           For the Nine Months Ended


                                                          LOTTERY
                                                          NETWORK
                                       RESIDENTIAL        SERVICES      PRO FORMA
                                      RESALES, INC.       LIMITED      ADJUSTMENTS
                                       JANUARY 31,      DECEMBER 31,     INCREASE         PRO FORMA
                                          2004              2003        (DECREASE)         COMBINED
                                       -----------      ------------   ------------      -----------
                                       (UNAUDITED)      (UNAUDITED)                      (UNAUDITED)
NET REVENUE                            $       -        $        -     $        -        $        -
                                       -----------      ------------   ------------      -----------
Consulting fees                                -            68,172              -            68,172
Depreciation expense                           -               600              -               600
Foreign gaming fees                            -            90,000              -            90,000
General and administrative                   962           104,140              -           105,102
Management fees                                -           208,988              -           208,988
Professional fees                              -            27,996              -            27,996
Programming fees                               -           317,114              -           317,114
Rent expense                                   -            36,000              -            36,000
Website expense                                -            32,404              -            32,404
                                       -----------      ------------   ------------      -----------
    Total Operating Expenses                 962           885,414              -           886,376
                                       -----------      ------------   ------------      -----------
LOSS FROM OPERATIONS                        (962)         (885,414)             -          (886,376)
                                       -----------      ------------   ------------      -----------
OTHER EXPENSES
   Interest expense                            -            (4,890)             -            (4,890)
                                       -----------      ------------   ------------      -----------
    Total Other Expenses                       -            (4,890)             -            (4,890)
                                       -----------      ------------   ------------      -----------
NET LOSS BEFORE INCOME TAXES                (962)         (890,304)             -          (891,266)

PROVISION FOR INCOME TAXES                     -                 -              -                 -
                                       -----------      ------------   ------------      -----------
NET LOSS                                  $ (962)       $ (890,304)    $        -        $ (891,266)
                                       ===========      ============   ============      ===========

                    RESIDENTIAL RESALES, INC. AND SUBSIDIARY
                     Summary of Assumptions and Disclosures


NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.   Business Organization

               The accompanying pro forma financial statements are prepared to present the acquisition of Lottery Network Services Limited (LNS) by Residential Resales, Inc. (RRI) to aid the user in understanding the acquisition. The proforma balance sheet is presented as though the acquisition took place on January 31, 2004 and the statement of operations as though the acquisition took place April 1, 2003. On March 18, 2004, RRI entered into a merger agreement to acquire approximately 99.8% of the outstanding stock of LNS by issuing 10,000,000 shares of common stock. In addition, the acquired shares of LNS will be entirely canceled, leaving RRI as the surviving entity.

               RRI was incorporated under the laws of the State of Florida on June 29, 1998.

               Lottery Network Services Limited was organized under the Companies Acts 1963 to 2001 of the Republic of Ireland on July 11, 2000. The Company is involved in the development of internet gaming and lottery technologies to be marketed to foreign charitable lottery organizations and the management thereof, and is currently in the development stage.

          b.   Pro Forma Adjustments

               The pro forma financial statements have been prepared as though the acquisition of Lottery Network Services Limited by Residential Resales, Inc. occurred on April 1, 2003.

               1) Common stock (RRI)                         $           10,000
                  Additional paid-in capital                            (10,000)
                                                             ------------------

                                                             $                -
                                                             ==================

               To record the acquisition of Lottery Network Services Limited through the issuance of 10,000,000 shares of common stock.

               2) Additional paid-in capital                 $              201
                  Common stock (LNS)                                       (107)
                  Common stock "A" (LNS)                                    (94)
                                                             ------------------

                                                             $                -
                                                             ==================

               Reclassification of LNS stock to additional paid-in capital.

               3) Accumulated deficit (RRI)                  $           19,635
                  Additional paid-in capital                            (19,635)
                                                             ------------------

                                                             $                -
                                                             ==================

               Reclassification of RRI's accumulated deficit.